UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.___)
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TriCo Bancshares

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TRICO BANCSHARES
TriCo Bancshares
63 Constitution Drive
Chico, California 95973
Phone: (530) 898-0300
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
To Our Shareholders:
On Tuesday, May 19, 2009, TriCo Bancshares will hold its annual meeting of shareholders at its headquarters located at 63 Constitution Drive, Chico, California. The meeting will begin at 6:00 p.m. Pacific Time.
Shareholders who owned shares of our stock at the close of business on March 31, 2009, may attend and vote at the meeting. At the meeting, shareholders will be asked to:
1.	Elect twelve directors for terms expiring at the 2010 annual meeting of shareholders.

2.	Approve the TriCo Bancshares 2009 Equity Incentive Plan.
3.	Ratify the selection of Moss Adams LLP as our principal independent auditor for 2009.

4.	Attend to any other business properly presented at the meeting.
We do not know of any other business that will come before the meeting. In order to vote without attending the meeting, you may sign and date the enclosed proxy and voting instruction card and return it in the postage prepaid envelope.
A copy of our 2008 annual report is enclosed. We are mailing these proxy materials to shareholders beginning on or about April 9, 2009.
As a shareholder, your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented. We request that all shareholders be present at the meeting in person or by proxy to ensure that we have a quorum.

By Order of the Board of Directors,
/s/ Alex A. Vereschagin, Jr.
Secretary

Chico, California
April 6, 2009
YOUR VOTE IS IMPORTANT TO TRICO BANCSHARES.
Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.

PROXY STATEMENT TABLE OF CONTENTS

QUESTIONS AND ANSWERS

1.	Q:	Why am I receiving these materials?

	A:	The Board of Directors of TriCo Bancshares is providing these proxy materials to you in connection with TriCo’s annual meeting of shareholders which will take place on May 19, 2009. As a shareholder, you are invited to attend the meeting and may vote on the proposals described in this proxy statement.

2.	Q:	What information is contained in these materials?

	A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and executive officers and certain other required information. Our 2008 Annual Report is also enclosed.

3.	Q:	Who may vote at the meeting?

	A:	Only shareholders of record at the close of business on March 31, 2009, may vote at the meeting. As of the record date, 15,782,753 shares of our common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held on the record date.

4.	Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

	A:	Most shareholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. The distinctions between shares held of record and shares owned beneficially are summarized below.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, LLC, you are considered to be the shareholder of record of those shares and these proxy materials are being sent directly to you by TriCo. As the shareholder of record, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee which is considered to be the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions. Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or bank how to vote your shares for you.

5.	Q:	What may I vote on at the meeting?

	A:	You may vote to elect twelve nominees to serve on our Board of Directors for terms expiring at the next annual meeting, to approve our 2009 Equity Incentive Plan and to ratify the selection of Moss Adams LLP as our principal independent auditor for 2009.

6.	Q:	How does the Board of Directors recommend I vote?

	A:	The Board of Directors recommends that you vote your shares FOR each of the twelve director nominees named in this proxy statement, FOR approval of our 2009 Equity Incentive Plan and FOR ratification of Moss Adams LLP as our principal independent auditor for 2009.

7.	Q:	How can I vote my shares?

	A:	You may vote either in person at the meeting or by appointing a proxy. Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other nominee, then you may vote by the methods your bank or broker makes available, using the instructions the bank or broker has included with this proxy statement.

8.	Q:	How are votes counted?

	A:	In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees. In addition, under California law and our bylaws, you may cumulate your votes in the election of the directors by following the procedures described at “Corporate Governance, Board Nomination and Board Committees—Nomination and Election of Directors.” If the proxy is not marked with respect to election of directors, authority will be granted to the persons named in the proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible. You may vote FOR, AGAINST or ABSTAIN on the proposal to approve the 2009 Equity Incentive Plan and the proposal to ratify the selection of our principal independent auditor.

9.	Q:	How are abstentions and broker non-votes treated?

	A:	Because the affirmative vote of the holders of a majority of the shares of our common stock present and voting is required to approve the proposals (other than the election of directors), abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Abstentions will be counted as voting shares and will have the effect of a vote “against” the proposals. Broker non-votes will not be counted as shares voting on the proposals.

10.	Q:	Can I change my vote?

	A:	You have the right to revoke your proxy at any time before the meeting by:
•	providing written notice to TriCo’s corporate secretary and voting in person at the meeting, or

•	appointing a new proxy before the meeting begins.

Attending the meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing. If you are a beneficial owner, you must follow the instructions provided by your bank, broker or other nominee to change your vote.

11.	Q:	What if I own shares through TriCo’s Employee Stock Ownership Plan and Trust?

	A:	For present or past employees of TriCo, your proxy includes any shares held in your account under our employee stock ownership plan and trust.

12.	Q:	What does it mean if I get more than one proxy card?

	A:	If your shares are registered differently and are held in more than one account, then you will receive more than one card. Be sure to vote all of your accounts so that all of your shares are voted. We encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting BNY Mellon Shareowner Services, LLC, P.O. Box 358016, Pittsburgh, Pennsylvania 15252-8016, telephone 1-800-522-6645.

13.	Q:	Who may attend the meeting?

	A:	All shareholders who owned shares of our common stock on March 31, 2009, may attend the meeting. You may indicate on the enclosed proxy card if you plan to attend the meeting.

14.	Q:	How will voting on any other business be conducted?

	A:	We do not know of any business to be considered at the meeting other than election of twelve directors, approval of the 2009 Equity Incentive Plan and ratification of Moss Adams LLP as our principal independent auditor for 2009. If any other business is properly presented at the meeting, your proxy gives Richard P. Smith, our president and chief executive officer, and Richard O’Sullivan, executive vice president of our subsidiary, Tri Counties Bank, authority to vote on these matters in their discretion.

15.	Q:	Where and when will I be able to find the results of the voting?

	A:	The results of the voting will be announced at the meeting. We will also publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009 to be filed with the Securities and Exchange Commission.

16.	Q:	Is my vote confidential?

	A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriCo or to third parties except:
•	as necessary to meet applicable legal requirements,

•	to allow for the counting and certification of votes, or

•	to help our Board solicit proxies.

17.	Q:	When are shareholder proposals for the 2010 annual meeting due?

	A:	All shareholder proposals to be considered for inclusion in our proxy statement for the 2010 annual meeting must be received at our principal office by December 10, 2009. Shareholder nominations for directors must be received by our president as described at “Corporate Governance, Board Nomination and Board Committees—Nomination and Election of Directors.”

18.	Q:	Who will bear the cost of soliciting proxies for the meeting and how will these proxies be solicited?

	A:	We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees who will not receive any additional compensation for these solicitation activities.

PROPOSALS TO BE VOTED ON
1.	Election of Directors
Twelve directors will be elected this year for terms expiring at our annual meeting in 2010. Each nominee is currently serving as a director of TriCo. The nominees for election are:

William J. Casey	Craig S. Compton	Richard P. Smith
Donald E. Murphy	John S. A. Hasbrook	Carroll R. Taresh
Donald J. Amaral	Michael W. Koehnen	Alex A. Vereschagin, Jr.
L. Gage Chrysler III	Steve G. Nettleton	W. Virginia Walker
The twelve nominees receiving the most affirmative votes cast at the meeting will be elected as directors assuming a quorum is present. Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors. If any of the nominees should unexpectedly decline or become unable to serve, the proxies we are soliciting may be voted for a substitute nominee or the Board may reduce the size of the Board.
Brief biographies of the director nominees are found at “Board of Directors.” These biographies include each nominee’s age, business experience and the names of publicly held and certain other corporations of which they are also directors. Unless stated otherwise, each director has been engaged in his present occupation for at least the past five years.
Shareholders may cumulate their votes when electing directors. To do so, you must follow the procedures set forth in our bylaws which are described at “Corporate Governance, Board Nomination and Board Committees—Nomination and Election of Directors.”
The Board recommends a vote FOR the election of all twelve nominees.
2.	Approval of 2009 Equity Incentive Plan
The Board of Directors adopted the 2009 Equity Incentive Plan on March 26, 2009. Shareholders will be asked to approve the 2009 Plan at the meeting. A key objective of the 2009 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees, directors and consultants. TriCo’s 2001 stock option plan permits TriCo to grant only stock options. If approved by shareholders, the 2009 Plan would allow TriCo to issue other types of equity-based incentives, such as stock appreciation rights, stock awards, stock grants and qualified performance awards in addition to stock options. The 2009 Plan would also allow participants greater flexibility in the manner by which they pay the exercise price for their stock options.
Historically, TriCo has issued incentive stock options and non-qualified stock options to its employees, directors and consultants. Because stock options are now required to be expensed under Financial Accounting Standards No. 123 (revised 2004), other forms of equity incentives may be more advantageous to TriCo and its shareholders. The 2009 Plan would give TriCo flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to TriCo’s success, and (iv) align the interests of award recipients with those of TriCo’s shareholders. In addition, the Board of Directors believes that a robust equity compensation program is necessary to provide TriCo with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow TriCo’s business. The 2009 Plan also provides for automatic grants of stock options to outside directors, consistent with the provisions of the 2001 Option Plan.
Additional information concerning the 2009 Plan can be found at “2009 Equity Incentive Plan.” A copy of the 2009 Plan is included as Appendix A to this proxy statement.
The Board recommends a vote FOR the approval of the 2009 Equity Incentive Plan.

3.	Ratification of Selection of Principal Independent Auditor
Our audit committee has selected the firm of Moss Adams LLP as our principal independent auditor for 2009. Moss Adams served as our principal independent auditor for 2008. Representatives of Moss Adams will be present at the meeting and will have the opportunity to make a statement and to answer appropriate questions.
Neither TriCo’s governing documents nor applicable law require shareholder ratification of the appointment of Moss Adams as our principal independent auditor. However, the audit committee recommended, and the Board of Directors determined, to submit the appointment of Moss Adams to the shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm. Even if appointment is ratified, the audit committee in its discretion may direct the appointment of a different principal independent auditor at any time.
The affirmative vote of a majority of those shareholders present and voting will ratify the selection of Moss Adams as our principal independent auditor.
The following audit services were performed by Moss Adams for the year ended December 31, 2008:
•	examination of our financial statements and our employee benefit plans,
•	services related to our filings with the Securities and Exchange Commission, and
•	consultation on matters related to accounting, financial reporting, tax returns, internal controls and regulatory compliance.
Additional information concerning Moss Adam’s services for TriCo in 2008 can be found at “Principal Independent Auditor” and “Report of the Audit Committee.”
The Board recommends a vote FOR the ratification of Moss Adams LLP as our principal independent auditor for 2009.

BOARD OF DIRECTORS
The following persons are currently serving as Board members of both TriCo Bancshares and Tri Counties Bank. They are each nominated for re-election to TriCo’s Board. These Board members also serve on committees of the Board of Directors of Tri Counties Bank, TriCo’s wholly owned subsidiary, in addition to the TriCo Board committees discussed below.
William J. Casey
William J. Casey, age 64, has been a director since 1989. He is the chairman of our Board of Directors, chairman of our compensation and management succession committee, chairman of our nominating and corporate governance committee and a member of our audit committee. Mr. Casey has been a self-employed healthcare consultant since 1983. Mr. Casey received a Master’s degree in public administration and has served on the audit committees of other public companies.
Donald E. Murphy
Donald E. Murphy, age 73, has been a director since 1975. He is the vice chairman of the Board. Mr. Murphy has served as the vice president and general manager of J. H. McKnight Ranch, Inc., a family farming company, for over 40 years. He is also a partner of New Generation Software, a software company, and a partner of Murphy Brothers, a farming operation.
Donald J. Amaral
Donald J. Amaral, age 56, has been a director since 2003. Mr. Amaral is chairman of our audit committee and a member of our nominating and corporate governance committee. He was chairman and chief executive officer of Coram Healthcare Corporation, a home infusion therapy company, from 1995 to 1999. Mr. Amaral has a Bachelor’s degree in accounting and an MBA degree. Retired since 1999, he has served as chief executive officer and chief financial officer of various companies for over 25 years.
L. Gage Chrysler III
L. Gage Chrysler III, age 55, has been a director since February 2008. Mr. Chrysler has been with Modern Building, Inc., a construction company, since 1978 and currently serves as its president and chief executive officer. He also serves as a director of the Salvation Army Advisory Board, Mid Valley Title and CSUC Chico Alumni Association, Chico Chapter. Mr. Chrysler has a Bachelor’s degree in business specializing in finance.
Craig S. Compton
Craig S. Compton, age 53, has been a director since 1989. Mr. Compton is a member of our compensation and management succession committee and our nominating and corporate governance committee. He has served as the president, chief executive officer and chief financial officer of AVAG, Inc., an aerial application business, for over 20 years and has been a principal in his family rice farming partnership for over 22 years. Mr. Compton is also the owner of A&P Helicopters, a commercial helicopter business. He is a director of Environmental Alternatives Foster Care Agency.
John S. A. Hasbrook
John S. A. Hasbrook, age 49, has been a director since 2002. Mr. Hasbrook is a member of our compensation and management succession committee and our audit committee and serves as chairman of the director loan committee of Tri Counties Bank. He is active in several agricultural and investment enterprises. He is president of SunWest Wild Rice Co., Inc.; president of Hasbrook-Fetter Farms, Inc.; vice president of SunWest Foods, Inc., a food marketing company; and serves as an officer for other agricultural-related entities. Mr. Hasbrook also serves as a director of Santa Clara University’s Food & Agribusiness Institute, as well as for various charitable and civic organizations. Mr. Hasbrook has a BSC degree in finance and an MBA degree in agribusiness from Santa Clara University.

Michael W. Koehnen
Michael W. Koehnen, age 48, has been a director since 2002. Mr. Koehnen is a member of our compensation and management succession committee and our nominating and corporate governance committee. He owns and operates C.F. Koehnen & Sons, a third-generation family farming and beekeeping company. Mr. Koehnen is also president and owner of Riverwest Processing, an almond processing company.
Steve G. Nettleton
Steve G. Nettleton, age 70, has been a director since 2003. He is a member of our audit committee and our nominating and corporate governance committee. Mr. Nettleton was the owner of the Chico Heat professional baseball club from 1996 to 2002 and served as the chairman of the board of directors for North State National Bank from 1982 to 2003 prior to its merger into Tri Counties Bank. He also serves as a member of the Board of Trustees for Enloe Medical Center and as a member of the CSU, Chico Advisory Board.
Richard P. Smith
Richard P. Smith, age 51, has been a director since 1999. He has served as the president and chief executive officer of TriCo and Tri Counties Bank since 1999. Mr. Smith joined Tri Counties Bank in 1994 as vice president and chief information officer. He was senior vice president-customer/employee support and control from 1997 until 1998, when he was promoted to executive vice president in the same capacity. Mr. Smith was named president of Tri Counties Bank and executive vice president of TriCo in 1998. Mr. Smith is also a member of the board of directors and a member of the executive board of the California Bankers Association.
Carroll R. Taresh
Carroll R. Taresh, age 71, has been a director since 1998. He was executive vice president and chief operating officer of Tri Counties Bank from 1989 until his retirement in 1996. He also serves as president and director of CNT, Inc., a farming operation.
Alex A. Vereschagin, Jr.
Alex A. Vereschagin, Jr., age 73, has been a director since 1975. Mr. Vereschagin is our Board secretary, chairman of the investment and asset/liability committee of Tri Counties Bank and a member of our audit committee. He was chairman of the Board from 1984 to 1999. He is a self-employed farmer and also the secretary and treasurer of Plaza Farms, a family-owned corporation. He is managing partner of the Vereschagin Company, a real estate rental company, and senior partner of Talbot-Vereschagin Ranch, a farming operation. Mr. Vereschagin has a Bachelor’s degree in business.
W. Virginia Walker
W. Virginia Walker, age 64, was added to the Board in March 2009. Ms. Walker is the General Manager at the Jamison Group LLC, a consulting group specializing in finance, marketing and strategy for high tech companies. From 2001 to 2007 she held various management positions with Enea AB, a software and services company, where she was most recently Senior Vice President, Corporate Strategy and Marketing.

CORPORATE GOVERNANCE, BOARD NOMINATION
AND BOARD COMMITTEES
Corporate Governance
We have long believed that good corporate governance is important to ensure that TriCo is managed for the long-term benefit of our shareholders. We continue to review our corporate governance policies and practices along with provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of Nasdaq. We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and persons performing similar functions. You can view our code of business conduct, our code of ethics for our principal executive officers and senior financial officers, our audit committee charter, our nominating and corporate governance committee charter and our compensation and management succession charter on our website at www.tricountiesbank.com under “About Tri Counties Bank—Investor Relations—Corporate Governance,” or receive copies by contacting our corporate secretary in writing at TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, or by telephone at (530) 898-0300.
Director Independence
We believe that independent directors play an important role in TriCo’s corporate governance and are committed to ensuring that at least a majority of our directors are independent. Our Board has affirmatively determined that the following ten of our twelve directors are independent as defined by Nasdaq Marketplace Rule 4200(a)(15) and our corporate governance guidelines: Mr. Amaral, Mr. Casey, Mr. Compton, Mr. Hasbrook, Mr. Koehnen, Mr. Murphy, Mr. Nettleton, Mr. Taresh, Mr. Vereschagin and Ms. Walker. Our corporate governance guidelines provide that a director is independent if he or she does not have a material relationship with TriCo directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with TriCo, and otherwise qualifies as independent under the applicable rules of the Securities Exchange Act of 1934, as amended, and Nasdaq. These independence determinations were based upon a review of all relevant transactions and relationships between TriCo, our senior management and our accountants, on the one hand, and each director and his or her family members, on the other hand. Mr. Smith is not considered independent because of his employment as president and chief executive officer of TriCo. Mr. Chrysler is not considered independent because his construction company has provided services to Tri Counties Bank during the past three years, as described below.
Transactions with Related Persons
Our nominating and corporate governance committee is charged with monitoring and reviewing issues involving potential conflicts of interest and reviewing and approving all related party transactions. We have a policy adopted by our Board of Directors for reviewing transactions between TriCo and our directors and executive officers, their family members and entities with which they have a position or relationship. Our procedures for transactions with related persons are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. All transactions between TriCo and related persons may be consummated only if our nominating and corporate governance committee approves such transaction in accordance with the procedures set forth in our policy.
We annually require each of our directors and executive officers to complete a questionnaire that seeks information about related person transactions. Our nominating and corporate governance committee and Board of Directors annually review all transactions and relationships disclosed in the questionnaires, and the Board makes a formal determination regarding each director’s independence under our corporate governance guidelines.
There have been no transactions or series of similar transactions during 2008, or any currently proposed transaction, to which TriCo was or is to be a party, in which the amount involved exceeded $120,000 or and in which any of our directors, director nominees, executive officers or any shareholder owning 5% or more of our common stock, or any member of the immediate family or associate of any of the foregoing persons (together, the “related parties”), had or will have a direct or indirect material interest, except that Mr. Chrysler’s construction company, Modern Building Inc., provided construction services to Tri Counties Bank in 2008 for tenant improvements at the bank’s new Visalia branch for aggregate payments of $178,254. Mr. Chrysler owns 51% of Modern Building and serves as its president. The Board believes that these construction services were provided only in accordance with the policy described above.

Indebtedness of Management
Some of our directors, executive officers and their immediate family members and associates are customers of Tri Counties Bank and we expect to have banking transactions with them in the future. The loan committee of Tri Counties Bank reviews the terms and fairness of any loans made by Tri Counties Bank to our directors and officers. In its opinion, all such loans and commitments to lend were made in the ordinary course of our business and complied with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness not affiliated with TriCo. In the opinion of our Board of Directors, these transactions did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount of all loans and credit extensions outstanding as of December 31, 2008, to all directors and executive officers (including their associates and members of their immediate family) was approximately $2,318,039, representing 1.17% of shareholders’ equity at that time. As of the date of this proxy statement, all of these loans were performing loans.
Board Committees
Our full Board of Directors considers all major decisions. However, we have established three standing committees so that some matters can be addressed in more depth than may be possible in a full Board meeting and to comply with Nasdaq requirements that certain committees be comprised of independent directors: a compensation and management succession committee, a nominating and corporate governance committee and an audit committee. These three committees each operate under a written charter. Following is a description of each of these committees. Our directors also serve on various Board committees for our subsidiary, Tri Counties Bank.

	Audit	Compensation and	Nominating and
	Committee	Management Succession	Corporate Governance
	member	Committee member	Committee member
William J. Casey*	X	X (Chairman)	X (Chairman)
Donald E. Murphy*
Donald J. Amaral*	X (Chairman)		X
L. Gage Chrysler III
Craig S. Compton*		X	X
John S. A. Hasbrook*	X	X
Michael W. Koehnen*		X	X
Steve G. Nettleton*	X		X
Richard P. Smith
Carroll R. Taresh*
Alex A. Vereschagin, Jr.*	X
W. Virginia Walker*

*	Determined to be independent as described at “Director Independence” above.

Audit Committees. We have a standing audit committee of TriCo and a standing audit committee of Tri Counties Bank. The Board has determined that Mr. Amaral is an audit committee financial expert under the rules of the Securities and Exchange Commission and that each member of the committee is financially literate as defined by Nasdaq listing standards and is independent under special standards established by the Securities and Exchange Commission and Nasdaq for audit committee members. Their qualifications and business expertise are described at “Board of Directors.” TriCo’s audit committee monitors:
•	the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance,
•	our compliance with legal and regulatory requirements,
•	the independence, qualifications and performance of our financial executives, principal independent auditor and internal auditing department, and
•	the communication among our principal independent auditor, management, our internal auditing function and the Board.
The committee also annually retains our principal independent auditor and approves the terms and scope of work to be performed. Our audit committee met four times during 2008. For more information on this committee, please see “Report of the Audit Committee.”
Compensation and Management Succession Committee. The compensation and management succession committee held nine meetings in 2008. The committee considers the recommendations of our management regarding most compensation matters, including executive compensation. For more information on this committee, please see “Compensation Discussion and Analysis.” This committee:
•	establishes TriCo’s compensation philosophy,
•	evaluates and approves the compensation levels for our chief executive officer and the other executive officers,
•	produces annually a compensation discussion and analysis of executive compensation,
•	administers our stock option plans,
•	approves the benefits provided to our executive officers and directors, and
•	establishes and reviews our management succession policies.
Nominating and Corporate Governance Committee. Our nominating and corporate governance committee met two times in 2008. This committee:
•	determines nominees to the Board in the manner described at “Nomination and Election of Directors,”
•	reviews our Board committee structure and members,
•	annually evaluates the Board,
•	approves any related party transactions as described at “Transactions with Related Persons,”
•	monitors director independence, and
•	reviews our corporate governance guidelines and code of business ethics.
Attendance at Meetings
The Board of Directors of TriCo met 11 times and the Board of Directors of Tri Counties Bank met 10 times during 2008. Each director attended at least 75% of the meetings of the Boards of Directors of both TriCo and Tri Counties Bank and the meetings of the committees of TriCo on which they served. In addition, our non-employee directors met one time in executive session to discuss our chief executive officer’s performance. Executive sessions are chaired by the independent director then serving as lead director. Mr. Casey was our lead director in 2008 and will continue to serve as lead director in 2009.
Our corporate governance guidelines provide that each director is expected to attend our annual shareholders meeting. In 2008, all of our directors attended the annual shareholders meeting.
Nomination and Election of Directors
Qualifications. Our nominating and corporate governance committee determines the director nominees for each annual meeting of shareholders using the criteria set forth in our corporate governance guidelines. Our guidelines provide that all directors must be committed to representing the long-term interests of our shareholders and possess:
•	the highest personal and professional ethics, integrity and values,
•	informed judgment,
•	sound business experience,
•	the ability to make independent analytical inquiries, and
•	an understanding of our business environment.

The committee has not established any specific minimum qualification standards for directors, except that no person may serve as a director who is 75 years of age or older at the time of election. However, the committee may identify certain skills or attributes as being particularly desirable for specific director nominees in order to complement the existing Board composition. To date the committee has identified and evaluated nominees for directors based on several factors, including:
•	referrals from our management, existing directors and advisors,
•	business or banking experience,
•	education,
•	leadership abilities,
•	professional reputation and affiliation, and
•	personal interviews.
We do not currently pay any fee to a third party to identify or evaluate potential director nominees, although we may retain search firms in the future to assist in finding qualified candidates. Our newest director, Ms. Walker, was recommended to the committee by our chairman, Mr. Casey.
Shareholder Nominations. The committee will consider nominees recommended by shareholders if the recommendation is made with the proposed nominee’s consent and includes sufficient information for, and is made early enough to allow, the committee to complete the evaluation process. Section 15 of our bylaws provides that formal nomination for election of directors may be made by the Board of Directors or by any shareholder of any outstanding class of our capital stock entitled to vote for the election of directors. Notice of intention to make any nominations must be made in writing and be delivered or mailed to our president not less than 21 days or more than 60 days prior to any meeting of shareholders called for the election of directors. If less than 21 days’ notice of the meeting is given to shareholders, the notice of intention to nominate shall be mailed or delivered to TriCo’s president not later than the tenth day following the day on which the notice of meeting was mailed. If notice of the meeting is sent by third-class mail as permitted by Section 6 of the bylaws, no notice of intention to make nominations shall be required. The notification shall contain the following information to the extent known to the notifying shareholder:
•	the name and address of each proposed nominee,
•	the principal occupation of each proposed nominee,
•	the number of shares of capital stock of TriCo owned by each proposed nominee,
•	the name and residence address of the notifying shareholder, and
•	the number of shares of TriCo stock owned by the notifying shareholder.
Nominations not made in accordance with Section 15 of the bylaws may, in the discretion of the chairman of the meeting, be disregarded. Nominees recommended by shareholders are evaluated in the same manner as other nominees. We have not received any proposals for director nominees from shareholders for this election.
Cumulative Voting. Each shareholder may cumulate votes in the election of directors. This means that a shareholder may cast votes for the number of shares owned multiplied by the number of directors to be elected. For example, if you own 1,000 shares, you could cast 12,000 votes because we will be electing twelve directors at the meeting. You could cast those votes for a single candidate or distribute your votes among any or all of the candidates. However, you may not cumulate votes for a candidate unless that candidate has been properly nominated prior to the voting and you have given notice of your intention to cumulate your votes. You must express your intention to cumulate votes at the meeting prior to the election. If any shareholder gives notice to cumulate his shares, all other shareholders shall be allowed to cumulate their votes as well. We will provide an opportunity at the meeting for any shareholder who desires to cumulate votes to announce his intention to do so. We are soliciting, by your proxy, the discretionary authority to vote proxies cumulatively. The twelve nominees receiving the highest number of votes will be elected as directors.

Compensation and Management Succession Committee Interlocks and Insider Participation
No member of our compensation and management succession committee is an officer, former officer or employee of TriCo or Tri Counties Bank. No executive officer of TriCo had any interlocking relationship with any other for-profit entity during 2008, including serving on the compensation committee for any other for-profit entity.

COMPENSATION OF DIRECTORS
Director Compensation for 2008
The following table summarizes the compensation paid by TriCo to our non-employee directors in 2008:

				Change in
				pension
				value and
				nonqualified
				deferred
	Fees earned or	Option		compensation		All other
	paid in cash	awards		earnings		compensation	Total
Name (1)	($) (2)	($) (3)		($) (4)		($) (5)	($)
William J. Casey	24,000	18,459	(6)	0		1,127	43,586
Donald J. Amaral	21,600	20,372	(6)	5,428		560	47,960
L. Gage Chrysler III	15,000	22,678	(7)	6,578		0	44,256
Craig S. Compton	18,000	14,767	(8)	0		613	33,380
John S. A. Hasbrook	18,000	14,767	(8)	1,454		479	34,700
Michael W. Koehnen	18,000	14,767	(8)	1,237		456	34,460
Donald E. Murphy	18,000	13,519	(9)	0		743	32,262
Steve G. Nettleton	18,000	17,004	(10)	8,746		9,920	53,670
Carroll R. Taresh	18,000	14,055	(11)	7,972	(12)	3,031	37,681
Alex A. Vereschagin, Jr.	18,000	13,519		14,155	(13)	433	40,623
W. Virginia Walker (14)	0	0		0		0	0

(1)	Mr. Smith, our president and chief executive officer, is not included in this table as he is an employee of TriCo. Mr. Smith receives no additional cash compensation for his service as a director but does receive stock options upon his re-election as a director as referenced in note 3 to this table. Mr. Smith’s compensation is shown at “Compensation of Named Executive Officers.”

(2)	Includes a $1,500 monthly retainer for each named director, $2,000 per month for the chairman of the Board and $1,800 per month for the chairman of the audit committee. We do not pay our directors any additional compensation to attend Board or committee meetings.

(3)	Nonqualified options for 2,000 shares of our common stock were granted to all directors upon their re-election on May 20, 2008, under our 2001 stock option plan described beginning on page 26 which vest in May 2009. The chairman of our Board and the chairman of our audit committee received nonqualified options for an additional 500 shares. The dollar amount shown is recognized for financial statement reporting purposes for 2008 in accordance with the Statement of Financial Accounting Standards (“SFAS”) 123(R), and thus includes amounts from awards granted in and prior to 2008. See note 11 of our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008, for assumptions underlying the valuation of equity awards. As of December 31, 2008, each named director had the following number of options outstanding: Mr. Casey, 29,500; Mr. Amaral, 45,500; Mr. Chrysler, 22,000; Mr. Compton, 30,000; Mr. Hasbrook, 42,000; Mr. Koehnen, 42,000; Mr. Murphy, 14,000; Mr. Nettleton, 34,000; Mr. Taresh, 14,000; and Mr. Vereschagin, 14,000. The number of options currently exercisable are indicated at “Ownership of Voting Securities.”

(4)	Reflects the change in value during 2008 of each director’s account under the director supplemental retirement plan described on the next page.

(5)	Reflects the taxable value attributable to the split dollar life insurance benefits described on page 15 and the long-term care insurance described on page 25.

(6)	The full grant date fair value of the options awarded in 2008, computed in accordance with SFAS 123(R), is $11,025.

(7)	The full grant date fair value of the options awarded in 2008, computed in accordance with SFAS 123(R), is $114,020.

(8)	The full grant date fair value of the options awarded in 2008, computed in accordance with SFAS 123(R), is $8,820.

(9)	The full grant date fair value of the options awarded in 2008, computed in accordance with SFAS 123(R), is $6,680.

(10)	The full grant date fair value of the options awarded in 2008, computed in accordance with SFAS 123(R), is $7,900.

(11)	The full grant date fair value of the options awarded in 2008, computed in accordance with SFAS 123(R), is $7,600.

(12)	Reflects the change in value during 2008 of Mr. Taresh’s accounts under the director supplemental retirement plan described below and above-market rates earned under our executive deferred compensation plan described on page 31. Mr. Taresh was an executive of TriCo from 1989 until his retirement in 1996.

(13)	Also includes above-market rates earned under the director deferred compensation plans described below.

(14)	Ms. Walker became a director on March 10, 2009 and received no compensation in 2008.
In addition, each director has an indemnity agreement under which TriCo will indemnify the director against claims arising or relating to his or her service as a director, was covered by directors’ and officers’ liability insurance and was reimbursed for expenses incurred in connection with attendance at Board meetings (including expenses related to spouses when spouses are invited to attend Board events).
Deferred Compensation Plans
In 2005 we adopted a deferred compensation plan permitting our directors to defer payment of their retainer fees until retirement, termination of directorship or death. A director can defer up to a lifetime maximum of $1.5 million for all deferrals under this plan and our predecessor plan which permitted director deferrals from 1992 until 2004. A director who elects to defer retainer fees for any year must defer a minimum of $200 per month. In 2008 none of the directors elected to defer any of their retainer fees. The plan also permits us to make discretionary contributions to a director’s account. To date, we have not made any discretionary contributions on behalf of any directors. A director’s plan benefit is payable upon the director’s retirement, the termination of directorship or death. All distributions under the plan are subject to the rules of Section 409A of the Internal Revenue Code. The plan is nonqualified, unsecured and unfunded.
Until December 31, 2008, a director’s account under the plan was credited with interest each month at a rate that is 3% higher than the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month. Beginning January 1, 2009, the rate for the monthly interest credit to a director’s account was reduced to 1% higher than the monthly equivalent of the annual yield of the Moody’s corporate bond yield index for the preceding month. From the time that a director leaves our Board and until benefits are paid, a director’s account under the plan is credited with interest each month at the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month. A director is immediately 100% vested in any deferrals and any related interest on those deferrals. We determine the vesting rate for any discretionary contributions credited to a director’s account and any related interest. Notwithstanding the foregoing, if a director is removed for cause, our compensation and management succession committee can decide whether the interest credited to the director’s account with respect to any deferrals and our discretionary contributions, if any, are forfeited.
Any deferrals made by a director and any discretionary contributions credited by us prior to January 1, 2005, and any related interest, are governed by a predecessor deferred compensation plan for directors that we adopted in 1992. The 1992 plan is similar to the 2005 plan in most respects.
Director Supplemental Retirement Plan
In 2004 we adopted a supplemental retirement plan to provide additional retirement benefits to directors who retire on or after January 1, 2004. This plan replaced our supplemental retirement plan for directors originally adopted in 1987 and any benefit accrued by a director as of December 31, 2003 under this earlier plan will be paid under the terms of the 2004 plan. The plan is not being offered to directors appointed after 2007. However, any of the eligible outside directors who attains “director emeritus” status become qualified to participate in the 2004 plan. A participating director retiring on or after age 55 with at least 15 years of service, or after a change of control with any number of years of service, can receive an annual lifetime benefit equal to the amount of his base Board fees paid by us during the final year of service. The amount of the retirement benefit is reduced for each month that the benefit commencement date precedes the director’s 65th birthday. A director’s annual benefit payments under the plan begin the month after retirement. If a director is involuntarily removed, all benefits under this plan are forfeited. The plan is nonqualified, unsecured and unfunded.

Split Dollar Life Insurance
We have entered into joint beneficiary agreements with all of our directors, except for Mr. Nettleton, Mr. Chrysler and Ms. Walker. These agreements provide that TriCo owns and pays premiums on a split dollar life insurance policy to provide various death benefits in certain circumstances to the beneficiaries named by each of these directors.

OWNERSHIP OF VOTING SECURITIES
This chart shows the common stock ownership for each TriCo director and director nominee, the current executive officers named on page 24, and owners of more than 5 percent of our outstanding common stock as of March 31, 2009. Each shareholder has direct ownership and sole voting and investment power for the shares listed unless otherwise noted. The share amounts have been rounded to the nearest full share and include stock options granted under TriCo’s stock option plans which are exercisable through May 30, 2009.

	Common stock ownership
	not including			Common stock ownership including
	stock owned as a trustee of the ESOP			stock owned as a trustee of the ESOP
			Percentage of	Number of shares		Percentage of
	Number of shares		common stock	beneficially		common stock
Beneficial owners	beneficially owned		outstanding	owned		outstanding
5% Holder TriCo Bancshares	1,235,306	(1)	7.83%	1,235,306	(1)	7.83%
Employee Stock Ownership Plan and Trust (ESOP) 63 Constitution Drive Chico, CA 95973
Columbia Wanger Asset Mgmt., L.P.	1,377,000		8.72%	1,377,000		8.72%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
Directors and Named Executive Officers
Donald J. Amaral	45,500	(2)	*	45,500	(2)	*
Daniel Bailey	22,637	(3)	*	22,637	(3)	*
Craig Carney	109,180	(4)	*	109,180	(4)	*
William J. Casey	641,948	(5)	4.06%	1,877,254	(5)(6)	11.89%
L. Gage Chrysler III	26,534	(7)	*	26,534	(7)	*
Craig S. Compton	236,598	(8)	1.50%	236,598	(8)	1.50%
John S. A. Hasbrook	45,137	(9)	*	45,137	(9)	*
Michael W. Koehnen	148,189	(10)	*	148,189	(10)	*
Donald E. Murphy	192,282	(11)	1.22%	192,282	(11)	1.22%
Steve G. Nettleton	230,959	(12)	1.46%	230,959	(12)	1.46%
Richard O’Sullivan	203,570	(13)	1.29%	203.570	(13)	1.29%
Thomas J. Reddish	214,534	(14)	1.34%	214,534	(14)	1.34%
Richard P. Smith	555,357	(15)	3.42%	1,790,663	(15)(6)	11.23%
Carroll R. Taresh	148,444	(16)	*	148,444	(16)	*
Alex A. Vereschagin, Jr.	85,669	(17)	*	1,320,975	(17)(6)	8.37%
W. Virginia Walker	0	(18)	*	0	(18)	*
All TriCo Directors and executive	3,020,915	(19)	17.80%	4,256,221	(19)	25.19%
officers as a group (18 persons)

*	Less than 1%.

(1)	Each ESOP participant may direct the ESOP trustees how to vote the shares allocated to his account. The ESOP’s advisory committee directs the ESOP trustees how to vote shares which are not allocated to participants’ accounts. As of March 31, 2009, participants in the ESOP could direct the voting of all 1,235,306 shares held by the ESOP. Of that total, 86,457 shares had been allocated to the accounts of TriCo’s executive officers.

(2)	Includes stock options for 45,500 shares.

(3)	Includes stock options for 22,000 shares and 637 shares allocated to Mr. Bailey’s account in the ESOP.

(4)	Includes 215 shares owned by Mr. Carney’s children, 11,326 shares allocated to Mr. Carney’s account in the ESOP and stock options for 85,900 shares.

(5)	Includes stock options for 29,500 shares, 864 shares held in an IRA account for the benefit of Mr. Casey and 124,000 shares held by a family trust of which Mr. Casey is manager.

(6)	Includes 1,235,306 shares held by the ESOP of which Messrs. Smith, Casey and Vereschagin are trustees of which 86,457 shares have been allocated to the accounts of executive officers in the ESOP.

(7)	Includes 6,600 shares held by Modern Building, Inc., of which Mr. Chrysler is president and a majority owner, 803 shares held by Mr. Chrysler’s spouse and 4, 825 shares held by the Modern Building Pension and Profit-Sharing Plan and stock options for 6,000 shares.

(8)	Includes 105,464 shares held by the Betty Compton Revocable Trust of which Mr. Compton is trustee, 1,258 shares held by Mr. Compton’s minor children, 34,814 shares held in an IRA account for the benefit of Mr. Compton and stock options for 30,000 shares.

(9)	Includes stock options for 37,000 shares.

(10)	Includes 65,214 shares owned by CF Koehnen & Sons, of which Mr. Koehnen is an owner, 8,600 shares owned by the CF Koehnen & Sons Profit Sharing Plan of which Mr. Koehnen is trustee, 4,400 shares owned by the Helen Koehnen Trust of which Mr. Koehnen is trustee, 1,400 shares owned by Mr. Koehnen’s minor children, 2,300 shares owned by Mr. Koehnen’s wife and stock options for 32,000 shares.

(11)	Includes 7,116 shares owned by the J. H. McKnight Ranch, of which Mr. Murphy is an officer, 26,622 shares owned by the J. H. McKnight Ranch Profit Sharing Plan, 71,302 shares held by Blavo LLC of which Mr. Murphy is a manager and stock options for 14,000 shares.

(12)	Includes 83,697 shares held jointly with his spouse, 113,261 shares held in an IRA account for the benefit of Mr. Nettleton and stock options for 34,000 shares.

(13)	Includes stock options for 24,360 shares and 32,329 shares allocated to Mr. O’Sullivan’s account in the ESOP.

(14)	Includes 2,439 shares held by Mr. Reddish’s minor children, stock options for 189,340 shares and 14,366 shares allocated to Mr. Reddish’s account in the ESOP.

(15)	Includes 184 shares held by Mr. Smith’s wife, stock options for 479,920 shares and 21,144 shares allocated to Mr. Smith’s account in the ESOP.

(16)	Includes stock options for 14,000 shares and 8,000 shares held by Mr. Taresh’s wife.

(17)	Includes stock options for 14,000 shares.

(18)	Ms. Walker has 20,000 unvested stock options.

(19)	Includes stock options for 1,165,240, and 86,457 shares allocated to executive officers’ accounts in the ESOP.

EXECUTIVE OFFICERS
The following persons are currently serving as executive officers and senior management of both TriCo and Tri Counties Bank.
Richard P. Smith
Information about Mr. Smith can be found at “Board of Directors.”
Richard O’Sullivan
Richard O’Sullivan, age 52, has been executive vice president—wholesale banking of Tri Counties Bank since 1997. He was our senior vice president—customer sales and service from 1995 to 1997. He served as vice president and manager of our Park Plaza branch from 1992 until 1995. Mr. O’Sullivan is also a partner in a family farm and a board member of the Boys and Girls Club of the North Valley.
Daniel K. Bailey
Daniel K. Bailey, age 40, was appointed executive vice president—retail banking of Tri Counties Bank in May 2007. Prior to joining Tri Counties Bank, Mr. Bailey spent more than fifteen years at Wells Fargo in numerous senior management positions. His most recent position with Wells Fargo was senior vice president, Northern California Region Initiatives Manager.
Thomas J. Reddish
Tom Reddish, age 49, has served as vice president and chief financial officer of both TriCo and Tri Counties Bank since 1999. Mr. Reddish became senior vice president in 2003 and executive vice president in 2006. He was vice president and controller of TriCo and vice president of Tri Counties Bank from 1998 until 1999. He served as controller of Tri Counties Bank from 1994 until 1998.
Craig Carney
Craig Carney, age 50, has served as executive vice president and chief credit officer of Tri Counties Bank since 2007. From 1997 until 2007 he was senior vice president and chief credit officer of Tri Counties Bank. From 1985 to 1996 Mr. Carney was employed by Wells Fargo Bank in various lending capacities. His most recent position with Wells Fargo was as vice president, senior lender in commercial banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from 1996 until his employment in 1997.
Richard A. Miller
Rick Miller, age 65, has served as senior vice president and director of human resources of Tri Counties Bank since 2001. From 1998 to 2001 he served as senior vice president and chief administrative officer of Key Equipment Finance Group. From 1983 to 1998 Mr. Miller held a variety of senior human resource positions at Bank of America, US Leasing and World Savings.
Raymond Rios
Ray Rios, age 52, has served as senior vice president, chief information officer, since 2005. From 1983 through 1994 Mr. Rios served in a variety of positions in our information technology department and from 1997 to 2005 he was manager—information systems of Tri Counties Bank.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
TriCo’s executive compensation program is designed to maximize shareholder value by aligning compensation with TriCo’s performance and to attract, retain, motivate and reward a highly qualified executive management team. The compensation and management succession committee believes that these objectives can best be met by linking compensation to the achievement of both individual and corporate performance.
The underlying philosophy behind our compensation program is very straightforward: we pay competitive salaries and reward executives for enhancement of shareholder value and sustained individual superior performance. Consistent with this philosophy is our commitment to offer fair pay based on the respective roles of our executives, the market value of their jobs and the opportunity to earn additional cash and non-cash compensation when they provide superior performance.
Role of the Compensation and Management Succession Committee
The committee has the primary authority to determine TriCo’s compensation philosophy and to establish compensation for Richard P. Smith, our chief executive officer, and our other executive officers. Each component of compensation for our executives is generally administered under the direction of our committee and is reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described below. In determining each level of compensation and the total compensation package, the committee reviews a variety of sources to determine and set compensation. Mr. Smith aids the committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. The committee can exercise its discretion in modifying any recommended adjustments or awards to the executives. Each executive also participates in an annual performance review with Mr. Smith to provide input about his contributions to TriCo’s success for the period being assessed.
While the committee does not set compensation at specific percentage levels compared to the market, the committee does seek to provide salary, incentive compensation opportunities and employee benefits that fall within the average practice of our competitors. The committee periodically, and as warranted, considers compensation levels of executives with similar qualifications and experience at banks of similar size located in California. In 2006 the committee retained Mercer Human Resource Consulting, LLC, an independent human resources consulting firm, to identify a peer group of competitive companies as a baseline comparitor to which we referred when establishing executive compensation on a go forward basis. The compensation peer group consisted of 14 publicly traded and privately held bank holding companies in California which the committee believed were similar to TriCo in terms of total assets, net income, market capitalization and shareholder return. These companies were Capital Corp of the West, Center Financial Corp, CVB Financial Group, Farmers & Merchants Bancorp, First Community Bancorp, First Regional Bancorp, ITLA Capital Corp., Mid-State Bancshares, Nara Bancorp, Inc., Pacific Capital Bancorp, SVB Financial Group, Vineyard National Bancorp, Westamerica Bancorporation and Wilshire Bancorp, Inc.
Surveys prepared by management are also used periodically to ensure that TriCo is maintaining its labor market competitiveness. These surveys compare our compensation programs to the compensation programs of similarly-sized bank holding companies located in California.
Compensation Program Components
The compensation program for our executives consists of three fundamental components:
•	base salary,
•	annual performance-based incentive compensation consisting of a cash bonus, and
•	long-term incentive compensation composed of equity-based awards intended to reward executives for the enhancement of shareholder value and promote retention.

This program enables us to tie executive compensation to TriCo’s performance, reward individual performance and attract and retain a highly-qualified executive management team. As a result, the committee believes that this program best serves the interests of TriCo and our shareholders. The particular elements of our compensation programs are set forth below. Each executive’s current and prior compensation is considered in setting future compensation.
A percentage of total compensation is allocated to incentives as a result of our philosophy. We have no pre-established policy or target for the allocation between either cash and non-cash, or short- and long-term, incentive compensation. Based on the summary compensation table on page 24, compensation for the named executive officers in 2008 and 2007 was allocated as follows (excluding the change in pension value and nonqualified deferred compensation earnings):

	Mix of Total Compensation
	2008	2007
Base salaries	72.6%	57.6%
Short-term incentives (annual incentive bonuses)	0%	16.6%
Long-term incentives (stock options)	18.5%	17.6%
Benefits	8.8%	8.2%

	100.0%	100.0%
Base Salaries
The committee reviews and adjusts base salaries annually to realign them with market and industry levels after taking into account TriCo’s general financial performance and the executive’s responsibilities, experience and future potential. The committee seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other banks and bank holding companies located in California.
The committee reviewed TriCo’s general financial performance when determining to increase Mr. Smith’s salary 4% from $465,088 in 2007 to $483,691 in 2008.
In 2008 the committee increased our other named executives’ base salaries by 3% from salaries paid in 2007. Based upon information captured through a variety of sources to include Watson Wyatt, ORC (SIRS), California Bankers Association and Mercer regarding market ranges for salaries of equivalent positions at peer group companies, we believe that we compensate our executives equitably when compared to competitive companies.
Annual Incentive Bonuses
It is the committee’s objective to have a substantial portion of each executive’s compensation contingent upon TriCo’s performance as well as upon the executive’s own level of performance and contribution toward TriCo’s performance. We utilize annual cash bonuses to align executive compensation with our business objectives and TriCo’s performance. Placing an emphasis on incentive compensation is consistent with our philosophy of rewarding executives for TriCo’s performance.
CEO Incentive Plan. Under our CEO Incentive Plan approved in May 2007, Mr. Smith was eligible to receive an annual incentive bonus if certain budgeted corporate goals were achieved. The potential incentive bonus for Mr. Smith’s performance in 2008 ranged from 0% to 100% of his base salary. If TriCo achieved less than 90% of its budgeted corporate goals, Mr. Smith would not be entitled to a bonus. If TriCo achieved substantially all of the following corporate goals, Mr. Smith would be entitled to a bonus of 50% of his annual salary. If TriCo achieved 120% or more of these budgeted corporate goals, Mr. Smith would be entitled to a bonus of 100% of his annual salary. Mr. Smith’s annual incentive bonus was determined on the basis of TriCo’s achievement of the following budgeted corporate performance goals in 2008:
•	net income of approximately $24,822,000,

•	maintain high asset and liability quality pursuant to regulatory guidelines, and

•	diluted earnings per share of $1.53.

The committee retains discretion regarding the determinations as to whether TriCo reached these goals. In February 2009, the committee determined that TriCo achieved approximately 68% of its budgeted corporate goals for 2008 and thus Mr. Smith was not awarded an incentive bonus. For 2009 performance, the committee has determined that Mr. Smith’s potential incentive bonus will range from 0% to 100% of Mr. Smith’s base salary depending on TriCo’s achievement of budgeted corporate performance goals, personal leadership traits, and other items such as results of examinations and audits.
Other Executives. The committee provides incentive compensation to our other executives in the form of an annual cash bonus. There is no pre-established policy or target for the determination of the amount of the incentive bonus compensation for our other executives. Although the achievement of certain financial objectives as measured by TriCo’s earnings are considered in determining incentive bonus compensation, other subjective and less quantifiable criteria are also considered. In this regard, the committee takes into account specific achievements that are expected to affect our future earnings and results or that have an identifiable impact on the prior year’s results. In March 2009 none of our other named executive officers received bonuses of their base salaries for their performance in 2008, as set forth in the summary compensation table on page 24.
Stock Option Grants
The committee provides long-term incentive compensation to our executive officers through the grant of stock options under our 2001 stock option plan described on page 26. In accordance with our philosophy, the use of stock options is intended to provide incentives to our executive officers to work toward the long-term growth of TriCo by providing them with a benefit that will increase only to the extent that the value of our common stock increases. Since the value of an option bears a direct relationship to TriCo’s stock price, the committee believes it is an effective long-term incentive to create value for shareholders and appropriately align the interests of our executives with the interest of our shareholders. The grant of stock options also serves as a long-term retention incentive for our executives with the four-year and five-year vesting schedules imposed by the committee.
Option awards are made at the regular committee meetings. The effective date for all grants is the date that the committee approves the grant and all key terms have been determined. The committee grants stock options to our executives, including the CEO, on the date of our annual shareholders’ meeting each year. The committee may also grant stock options in its discretion in connection with the hiring of a new executive officer or other employee or to address other special circumstances. The exercise price for stock option grants is determined by reference to the last quoted price per share on The Nasdaq Global Select Market at the close of business on the date of grant. Our annual shareholders’ meeting typically occurs within four weeks after the official announcement of our first quarter results so that the stock option exercise price will reflect a fully informed market price. Each grant allows the executive to acquire shares of common stock over the term of the option, typically ten years, subject vesting over a specified period of time, typically four to five years. Accordingly, the option will provide a return to the executive only if the market price of the shares appreciates over the option term.
The number of options granted each year by the committee to an executive is not set, but is based on a subjective evaluation of:
•	the perceived incentive that the grant will provide,

•	the executive’s prior performance and level of responsibility,

•	the benefit that the grant may have on long-term shareholder value, and

•	the value of the stock option at the time of grant.
The committee views the grant of options as a retention device and therefore also reviews the status of vesting and the number of vested versus unvested options held by an executive at the time of grant and the annual option grants made to executives at our peer group companies.
In 2008 the committee granted Mr. Smith stock options to purchase 12,000 shares of our common stock which will vest ratably over a five-year period. In 2008 Mr. Smith also received options for 2,000 shares of our common stock for his re-election to the Board which will vest on the first anniversary of the date of grant. The committee granted stock options for the following number of shares to our other executives in 2008: Mr. Bailey 5,000 shares, Mr. Carney 4,000 shares, Mr. O’Sullivan 8,000 shares, Mr. Reddish 8,500 shares, and Mr. Rios 2,800 shares. These shares vest ratably over a five-year period. We do not currently maintain any equity or other security ownership guidelines or requirements for our executives.

Other Elements of Compensation and Perquisites
In order to attract and retain talented executives who will focus on achieving TriCo’s long-term goals, we provide to our executives, including Mr. Smith, the following benefits and perquisites:
Supplemental Executive Retirement Plan. TriCo maintains a supplemental executive retirement plan described at “Compensation of Named Executive Officers—Pension Benefits,” which provides our executives with benefits upon their retirement.
Deferred Compensation Plan. TriCo maintains a nonqualified, unsecured and unfunded executive deferred compensation plan, which is described at “Compensation of Named Executive Officers—Nonqualified Deferred Compensation.” This plan provides our executives with the opportunity to defer all or part of their salaries and bonuses until retirement, earlier termination from employment or death, in addition to any discretionary contribution or reoccurring contribution that we credit to his account. All amounts are credited with interest and are paid in the form and at the time elected by the executive, generally after the executive’s cessation of employment.
Change of Control Agreements. The change of control agreements described on page 32 protect income for our executives who would likely be involved in decisions regarding, and the successful implementation of, merger activity and would be at risk for a job loss if a change of control occurs. The committee believes it was important to adopt such agreements in order to provide an incentive for executives to remain employed with TriCo throughout the turmoil and uncertainty that an unsolicited tender offer or merger can cause. Such continuity in leadership benefits both our shareholders and employees. These agreements enable the executives to make decisions that are in the best interests of our shareholders without being distracted or influenced in the exercise of his business judgment by personal concerns. Change of control agreements are typically offered to executives in the marketplace and thus are necessary to attract and retain executives as well as protect shareholders’ interests. A change of control will also accelerate the vesting of all of the executives’ outstanding options and accelerate benefits under some of our benefit plans as described at “Compensation of Named Executive Officers—Potential Payments Upon Termination and Change of Control.”
ESOP Contributions. TriCo makes yearly contributions to each executive’s account under our employee stock ownership plan described at “Compensation of Named Executive Officers—ESOP.”
Defined Contribution Plan. TriCo offers a 401(k) savings plan to all eligible employees as described at “Compensation of Named Executive Officers—401(k).”
Long-term Care Insurance. TriCo has entered into long-term care agreements with each executive as described at “Compensation of Named Executive Officers—Long-Term Care Insurance.”
Medical Insurance. TriCo provides to each executive and their family such health, dental and vision insurance coverage as TriCo may from time to time make available to its other executives of the same level of employment. TriCo pays a portion of the premiums for this insurance for all employees.
Life and Disability Insurance. TriCo provides each officer such disability and/or life insurance as TriCo in its sole discretion determines from time to time to make available.
Other. TriCo makes available certain other perquisites to executives such as country club memberships and automobile allowances which are listed in the perquisites and personal benefits table on page 25. Although TriCo allows its executives officers and directors to utilize TriCo’s corporate airplane for personal use in limited circumstances, TriCo requires its executive officers and directors to reimburse TriCo for such personal use on an operating cost per flight hour which is predetermined each year. The hourly reimbursement rate represents the aggregate incremental cost to TriCo for such personal use and takes into account items such as maintenance and repair, operating expenses, the pilot’s salary, landing and ramp fees, fuel costs, airport taxes and crew travel expenses.

Revenue Code Section 162(m)
The committee considers the potential impact of section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other senior executive officers, other than performance based compensation that is approved by the shareholders of the corporation and that meets certain other technical requirements. Options granted under our 2001 stock option plan may not meet these requirements and it is therefore possible that an executive officer’s exercise of such options, either alone or combined with other compensation, could cause his annual compensation to exceed 162(m)’s limit for deductibility. Our 2009 Equity Incentive Plan is intended to be structured so that any compensation paid in connection with the exercise of options granted under the plan will qualify as performance-based compensation. Therefore, awards granted under the 2009 plan should not be subject to the $1 million deduction limitation in most cases.
TriCo’s policy is to generally to qualify compensation paid to executive officers for deductibility under the Internal Revenue Code including Section 162(m), but reserves the right to pay compensation that is not deductible. Based on current levels of compensation, and except as described above, no executive officer is expected to receive compensation for 2009 services that would be non-deductible under section 162(m) of the Internal Revenue Code.
Summary
The committee believes that our philosophy of aligning compensation with TriCo’s performance and individual superior performance was met and that the compensation for our executive officers has been competitive and comparable to the compensation received by executive officers of similarly-sized banks located in the western United States. In addition, TriCo’s executive compensation philosophy and programs support our overall objective to enhance shareholder value through profitable management of TriCo’s operations. The committee is firmly committed to the ongoing review and evaluation of our executive compensation program.
REPORT OF THE COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
To Our Shareholders:
The compensation and management succession committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with TriCo’s management. Based on such review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934, as amended.
Respectfully submitted:
William J. Casey (Chairman)
Craig S. Compton
John S. A. Hasbrook
Michael Koehnen

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table presents information concerning all compensation earned in 2008, 2007 and 2006 by our principal executive officer, principal financial officer and the three other most highly compensated executive officers during 2008:

								Change in
								pension
								value and
						Non-		nonquali-
						equity		fied
						incentive		deferred
						plan		compen-		All other
				Stock	Option	compensa-		sation		compensa-
Name and		Salary	Bonus	awards	awards	tion		earnings		tion	Total
principal position	Year	($)(1)	($)(2)	($)	($)(3)	($)		($)(4)		($)(5)	($)

Richard Smith,	2008	480,590	0	0	193,929	0		8,611		43,223	726,353
President and CEO	2007	465,088	0	0	215,977	116,272	(6)	258,792		42,806	1,098,935
	2006	447,200	0	0	138,365	223,600	(6)	115,740		43,307	968,212

Thomas Reddish,	2008	249,112	0	0	47,316	0		0		24,671	321,099
Executive Vice	2007	243,036	85,063	0	53,630	0		163,277		32,439	577,445
President and CFO	2006	232,190	116,844	0	46,238	0		16,900		29,512	441,684

Richard O’Sullivan,	2008	238,650	0	0	47,550	0		20,066		36,813	343,079
Executive Vice	2007	232,829	73,341	0	53,916	0		80,154		45,629	485,869
President—Wholesale	2006	224,599	79,117	0	46,238	0		12,323		40,922	403,199
Banking

Rick Hagstrom,	2008	232,901	0	0	0	0		753,124		32,104	1,018,129
Former Executive	2007	182,277	63,797	0	40,302	0		9,113	(8)	29,397	324,886
Vice President—COO	2006	174,143	70,106	0	33,124	0		201,103		36,583	515,059
and Enterprise Risk Management (7)

Craig Carney,	2008	193,712	0	0	28,056	0		7,174		25,821	254,763
Executive Vice	2007	188,982	39,687	0	37,297	0		60,513		36,208	362,687
President—Chief	2006	180,553	54,515	0	34,450	0		15,841		38,233	323,592
Credit Officer

Dan Bailey,	2008	192,771	0	0	88,447	0		15,109		29,994	326,321
Executive Vice	2007	118,750	75,000	0	52,500	0		0		7,500	253,750
President—Retail	2006	—	—	—	—	—		—		—	—
Banking (9)

(1)	Reflects actual salary earned in the year indicated.

(2)	Reflects cash bonuses earned for performance in the year indicated but paid in the following year.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the year indicated in accordance with SFAS 123(R) of stock options granted pursuant to our 2001 stock option plan and our 1995 stock option plan and thus may include amounts from options granted in and prior to the year indicated. Assumptions used in the calculation of these amounts are included in note 11 to our audited financial statements for 2008 included in our annual report on Form 10-K for the year ended December 31, 2008.

(4)	Reflects (i) the actuarial increase in the present value of the executive’s benefits under our supplemental executive retirement plan described on page 30 determined using interest rate and mortality rate assumptions consistent with those named in our financial statements and includes amounts which the executive may not be currently entitled to receive because such amounts are not vested, and (ii) above-market rates earned under our executive deferred compensation plan discussed on page 31.

(5)	Reflects the incremental cost to TriCo of other compensation indicated on the perquisites and personal benefits table below.

(6)	Reflects the cash award paid to Mr. Smith under the CEO Incentive Plan for the year.

(7)	Mr. Hagstrom resigned from TriCo on December 31, 2008.

(8)	Mr. Hagstrom’s present value of accumulated pension value decreased from 2006 due to a change in the assumed retirement age.

(9)	Mr. Bailey became an executive officer in May 2007. His 2007 bonus consists of $50,000 performance-based incentive compensation and a $25,000 signing bonus.

Perquisites and Personal Benefits

				Personal
				use of				Total
		Automobile	Life	club		Long-	ESOP	perquisites
		use or	insurance	member-	TriCo	term care	contribu-	and other
		allowance	benefits	ships	Contributions	insurance	tions	personal
Name	Year	($) (A)	($) (B)	($)	($) (C)	($) (D)	($)(E)	benefits ($) (F)
Mr. Smith	2008	15,427	6,860	4,140	0	0	16,796	43,223
	2007	14,624	3,704	4,380	0	0	16,594	42,806
	2006	15,314	6,843	3,800	0	0	17,350	43,307
Mr. Reddish	2008	0	4,080	3,795	0	0	16,796	24,671
	2007	0	1,210	4,380	0	9,805	16,594	32,439
	2006	0	2,357	0	0	9,805	17,350	29,512
Mr. O’Sullivan	2008	12,000	3,941	4,320	0	0	16,552	36,813
	2007	12,000	1,217	4,380	0	9,897	16,594	45,629
	2006	7,745	2,440	3,490	0	9,897	17,350	40,922
Mr. Hagstrom	2008	0	1,209	4,140	0	9,968	16,787	32,104
	2007	0	1,241	4,380	0	9,969	13,357	29,397
	2006	0	2,356	7,422	3,102	9,969	13,734	36,583
Mr. Carney	2008	6,000	2,950	3,922	0	0	12,949	25,821
	2007	6,000	968	4,380	285	10,000	14,015	36,208
	2006	6,000	1,832	5,632	1,288	10,000	13,481	38,233
Mr. Bailey	2008	12,000	0	4,830	0	0	13,164	29,994
	2007	7,500	0	0	285	0	0	36,208
	2006	—	—	—	—	—	—	—

(A)	Reflects the value attributable to personal use of automobiles provided by TriCo as calculated in accordance with IRS guidelines.

(B)	Reflects the taxable value attributable to split dollar life insurance benefits provided by joint beneficiary agreements between TriCo and each executive. TriCo owns and pays premiums on all insurance policies which provide various death benefits to the beneficiaries named by each executive.

(C)	Reflects contributions allocated by TriCo to an executive’s ESOP account pursuant to the terms of our nonqualified deferred compensation plan described on page 31.

(D)	Reflects the premiums relating to the long-term care insurance described below.

(E)	Reflects discretionary contributions made by TriCo to an executive’s account in our ESOP described below.

(F)	Includes security system expenses for Mr. O’Sullivan and expenses related to spouses when spouses are invited to accompany executives on management retreats and conventions.
CEO Incentive Plan
Each year the Board adopts a CEO Incentive Plan providing for potential bonus compensation to our chief executive officer, Richard Smith, for his performance during that year. In 2008, the CEO Incentive Plan generally provided that Mr. Smith could earn a bonus equal to up to 100% of his 2008 salary if TriCo met certain pre-established performance goals. See “Compensation Discussion and Analysis—Annual Incentive Bonus” for a more detailed discussion of this plan. The compensation and management succession committee retains discretion regarding the determinations as to whether TriCo reached these goals.
Long-Term Care Insurance
In 2003 we entered into long-term care agreements with certain directors and executives which provide that TriCo will purchase long-term care insurance policies which are owned by the individual directors and executives. The long-term care insurance provides long-term care benefits if a participant becomes disabled or has a long-term medical condition. The agreements generally provide that if a participant’s service with TriCo terminates in certain circumstances, the participant will reimburse a percentage of the premium paid by TriCo based upon his years of service with TriCo or let the policy lapse. During 2008 we recognized an expense of $10,360 relating to the long-term care insurance.

ESOP
We have an employee stock ownership plan and trust for all employees completing at least 1,000 hours of service with TriCo or Tri Counties Bank. Annual contributions are made by TriCo in cash at the discretion of the Board. Contributions to the plan are held in trust and invested primarily in our common stock. Contributions are allocated to participants on the basis of salary in the year of allocation. In general, benefits become vested after six years.
401(k)
We have a 401(k) plan for all employees age 21 and over who complete at least 90 days of service with TriCo or Tri Counties Bank. Participants may contribute a portion of their compensation subject to certain limits based on federal tax laws. Participants may select between making regular pre-tax deferrals or Roth deferrals (effective January 1, 2008). TriCo has not made any matching contributions to the plan to date. Plan assets are held in trust. Participants can direct their investment contributions into one or more of 19 mutual funds. Generally, contributions are triggered by a participant’s retirement, disability, death or other separation from employment.
2001 Stock Option Plan
General. In 2001 we adopted a stock option plan for key officers, employees, directors and consultants, as subsequently approved by shareholders, which provides that an aggregate of 2,124,650 shares of our common stock may be granted under the plan. On March 31, 2009, there were options for 1,286,588 shares outstanding and 128,140 shares were available for future grant. Vesting schedules are determined individually for each grant. The stock options that we have issued to our executives were granted at exercise prices equal to the fair market value of TriCo stock on the date of grant. All stock options granted to date vest ratably over a five-year period beginning either on the grant date or the first anniversary of the grant date.
The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and vesting provisions, including the exercise price that may not be less than the fair market value of a share of common stock on the grant date. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options following termination of employment generally are fixed by the committee, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of our stock are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of the fair market value on the date of grant.
Shares subject to options that are cancelled, expire unexercised, forfeited or otherwise terminated remain available for awards under the plan. The plan imposes individual limitations on the amount of certain awards so that no single participant may generally receive options in any calendar year that relate to more than $1 million. Finally, options may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur, such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.
Eligibility and Administration. Current and prospective officers, employees, directors and consultants of TriCo or its subsidiaries or affiliates may be granted awards under the plan. As of March 31, 2009, approximately 709 individuals were eligible to participate in the plan. The plan is administered by our compensation and management succession committee. Awards to directors serving on the committee are determined and administered by the full Board of Directors. The committee may:
•	select participants,

•	determine the type and number of options to be granted,

•	determine the exercise price and vesting period of any option,

•	determine and later amend the terms and conditions of any option,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Director Options. A new director to the Board may receive options for up to 20,000 shares when first elected or appointed. These options become exercisable in five equal installments beginning on the first anniversary of the grant date. In addition, each director who is re-elected to the Board may receive up to 4,000 options upon re-election and each director who is appointed as chairman of the Board or chairman of our audit committee may receive options for 1,000 shares. These options are exercisable on the first anniversary of the grant date. The option price for all options granted to directors is the fair market value on the grant date. The Board determines the terms and conditions of any other options granted to directors.
Termination and Change of Control. See “Potential Payments Upon Termination or Change of Control.”
Amendment and Termination. The Board may amend, suspend or terminate the plan subject to applicable shareholder approval. The committee may waive any conditions or amend the terms of any option. However, the committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options. The committee also may not adversely affect the rights of any award holder without the award holder’s consent.
Federal Income Tax Consequences. Tax consequences to TriCo and to participants receiving options will vary with the type of option. The plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.
1995 Stock Option Plan
In 1995 we adopted a stock option plan for key employees. On March 31, 2009, there were options for 85,000 shares outstanding under this plan and no additional options were available for grant. Vesting schedules were determined individually for each grant under both plans. The material terms of this plan are similar to our 2001 stock option plan.

Grants of Plan-Based Awards for 2008
The following table presents information concerning plan-based awards granted to each named executive in 2008:

									All other
									option
			Estimated possible			Estimated future			awards:		Exercise	Grant
			payouts under non-equity			payouts under equity			number of		or base	date fair
			incentive plan awards			incentive plan awards			securities		price of	value of
			Thresh-		Maxi-	Thresh-		Maxi-	underlying		option	option
	Grant		old	Target	mum	old	Target	mum	options		awards	award
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)		($/Sh)	($)

Mr. Smith	05-20-08		—	—	—	—	—	—	2,000	(1)	$15.40	$8,820
	05-20-08		—	—	—	—	—	—	12,000	(2)	$15.40	$52,920
	05-20-08	(3)	—	240,295	480,590	—	—	—	—		—	—
Mr. Reddish	05-20-08		—	—	—	—	—	—	8,500	(2)	$15.40	$37,485
Mr. O’Sullivan	05-20-08		—	—	—	—	—	—	8,000	(2)	$15.40	$35,280
Mr. Hagstrom	05-20-08		—	—	—	—	—	—	0		—	$0
Mr. Carney	05-20-08		—	—	—	—	—	—	4,000	(2)	$15.40	$17,640
Mr. Bailey	05-20-08		—	—	—	—	—	—	5,000	(2)	$15.40	$22,050

(1)	Reflects stock options granted to Mr. Smith upon his re-election as a director under our 2001 stock option plan which vested in May 2008.

(2)	Reflects stock options granted under our 2001 stock option plan which vest in five equal installments each year beginning on the first anniversary of the grant date.

(3)	This award was granted pursuant to the CEO Incentive Plan described on page 20. The grant date is the date the Board determined the potential bonus payment. The target amount represents 50% of Mr. Smith’s annual base salary and the maximum amount represents 100% of Mr. Smith’s annual base salary. The Board has determined that Mr. Smith will not be paid a bonus under this plan for 2008. See “Compensation Discussion and Analysis” for a discussion of Mr. Smith’s annual incentive bonus under the CEO Incentive Plan.

Outstanding Equity Awards at 2008 Fiscal Year-End
The following table presents information for all stock option awards held by the named executives as of December 31, 2008. There are no stock awards outstanding for any of the named executives. All stock options vest in five equal installments each year beginning on the grant date unless indicated otherwise in the chart below.

	Option Awards
				Equity incentive
		Number of		plan
	Number of	securities		awards: number of
	securities	underlying		securities
	underlying	unexercised		underlying
	unexercised options	options		unexercised unearned	Option exercise	Option
	(#)	(#)		options	price	expiration
Name	exercisable	unexercisable		(#)	($)(1)	date

Mr. Smith	60,000	—		—	8.06	02-18-2010
	4,000	—		—	8.05	05-08-2011
	200,000	—		—	8.20	06-12-2011
	4,000	—		—	12.13	05-14-2012
	4,000	—		—	12.60	05-13-2013
	100,000	—		—	12.71	07-08-2013
	51,520	—		—	17.38	02-17-2014
	4,000	—		—	17.40	05-04-2014
	4,000	—		—	20.58	05-24-2015
	4,000	—		—	25.91	05-23-2016
	18,000	27,000	(2)	—	24.46	08-22-2016
	4,000	—		—	22.54	05-22-2017
	9,000	36,000	(3)	—	22.54	05-22-2017
	—	2,000	(4)	—	15.40	05-20-2018
	—	12,000	(5)	—	15.40	05-20-2018
Mr. Reddish	25,000	—		—	8.06	02-18-2010
	80,000	—		—	8.20	06-12-2011
	40,000	—		—	12.71	07-08-2013
	25,000	—		—	17.38	02-17-2014
	8,000	2,000	(6)	—	19.35	02-22-2015
	3,820	15,280	(3)	—	22.54	05-22-2017
	—	8,500	(5)	—	15.40	05-20-2018
Mr. O’Sullivan	5,000	—		—	17.38	02-17-2014
	8,000	2,000	(6)	—	19.35	02-22-2015
	3,880	15,520	(5)	—	22.54	05-22-2017
	—	8,000	(5)	—	15.40	05-20-2018
Mr. Hagstrom	8,000	—		—	12.71	03-31-2009	(7)
	21,573	—		—	17.38	03-31-2009	(7)
	5,330	—		—	19.35	03-31-2009	(7)
	2,640	—		—	22.54	03-31-2009	(7)
Mr. Carney	33,420	—		—	8.20	06-12-2011
	20,000	—		—	12.71	07-08-2013
	20,000	—		—	17.38	02-17-2014
	6,000	1,500	(6)	—	19.35	02-22-2015
	2,090	8,360	(3)	—	22.54	05-22-2017
	—	4,000	(5)	—	15.40	05-20-2018
Mr. Bailey	10,500	42,000	(3)	—	22.54	05-22-2017
	—	5,000	(5)	—	15.40	05-20-2018

(1)	The exercise price equals the market value on the grant date.

(2)	Vests in three equal installments each year beginning August 22, 2009.

(3)	Vests in four equal installments each year beginning on May 22, 2009.

(4)	Vests in full on May 20, 2009.

(5)	Vests in five equal installments each year beginning on May 20, 2009.

(6)	Vested in full on February 22, 2009.

(7)	Mr. Hagstrom retired on December 31, 2008. Any unexercised options expired on March 31, 2009.

Option Exercises and Stock Vested for 2008
The following table presents information on stock options exercised by each of the named executives in 2008 and the aggregate dollar amount realized on exercise.

Option Awards
Number of
shares
	acquired	Value realized
	on exercise	on exercise
Name	(#)	($) (1)

Mr. Smith	—	—
Mr. Reddish	—	—
Mr. O’Sullivan	—	—
Mr. Hagstrom	—	—
Mr. Carney	15,000	212,813
	2,620	36,811
Mr. Bailey	—	—

(1)	The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise and the exercise price of the option.
Pension Benefits
Effective January 1, 2004, we adopted a supplemental executive retirement plan to provide supplemental retirement benefits to our key employees. This plan replaced a supplemental retirement plan for executives that we originally adopted in 1987, and any benefits accrued by an executive as of December 31, 2003 under the earlier plan will now be paid under terms of the 2004 plan. We select the key employees who will participate in this plan. The plan is nonqualified, unsecured and unfunded. The plan was amended and restated effective January 1, 2009 to incorporate changes required by Internal Revenue Code 409A, and to add a new provision for anyone who is designated as a participant on or after January 1, 2009.
For participants under the 2004 plan as of December 31, 2008, commencing on the first day of the month coinciding or following the participant’s normal retirement date, Tri Counties Bank shall pay to the participant a monthly cash benefit equal to the target retirement percentage (ranges from 0 to 70 percent depending on years of credited service) multiplied by the participant’s final average compensation (defined as the 36 full consecutive months of employment during which the participant’s compensation is the highest divided by 36) less the sum of the participant’s monthly estimated primary Social Security benefit and the participant’s ESOP offset. For participants who enter the 2004 Plan on or after January 1, 2009, commencing on the first day of the month following a participant’s normal retirement date Tri Counties Bank shall pay to the participant a monthly retirement cash benefit equal to the target retirement percentage (ranges from 0 to 45 percent depending on years of credited service) multiplied by the participant’s final average compensation.
For purposes of this plan, “normal retirement date” means the date on which the participant terminates employment if such termination occurs on or after the participant’s attainment of age 62. “Early retirement date” means the date on which a participant terminates employment if such termination occurs on or after such participant’s attainment of age 55 and completion of 15 years of credited service, but prior to normal retirement date. If the participant receives a supplemental retirement benefit under this plan before the normal retirement date, the monthly cash benefit shall be reduced by 0.5 percent per month for each month by which the benefit commencement date precedes the participant’s age 62, and in no case shall the commencement of benefits precede the participant’s 55th birthday.

The following table presents certain information concerning the benefits of the named executives under our supplemental executive retirement plan:

			Present value
		Number of	of
		years credited	accumulated	Payments
		service	benefit	during 2008
Name	Plan Name	(#)	($) (1)	($)

Mr. Smith	Supplemental Executive Retirement Plan	16	1,111,172	0
Mr. Reddish	Supplemental Executive Retirement Plan	15	182,854	0
Mr. O’Sullivan	Supplemental Executive Retirement Plan	24	0	0
Mr. Hagstrom	Supplemental Executive Retirement Plan	15	1,529,269	0
Mr. Carney	Supplemental Executive Retirement Plan	13	140,070	0
Mr. Bailey	Supplemental Executive Retirement Plan	1	15,109	0

(1)	The value as of December 31, 2008, is determined using assumptions consistent with those used in note 14 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.
Nonqualified Deferred Compensation
Our 2005 deferred compensation plan provides our executives with the opportunity to defer all or part of their salaries and bonuses until retirement, termination from employment or death. An executive can defer up to a lifetime maximum of $1.5 million for all deferrals under this plan and our predecessor plan which permitted deferrals from 1987 until 2004. An executive who elects to defer his compensation for any year must defer a minimum of $200 per month. The plan permits us to make discretionary contributions to an executive’s account. Each year since the plan’s inception we have credited to each executive’s account a contribution based on our contributions made for him under our ESOP for that year. This plan is nonqualified, unsecured and unfunded.
Until December 31, 2008, an executive’s account under the plan was credited with interest each month at a rate that is 3% higher than the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month. Beginning January 1, 2009, the rate for the monthly interest credit to an executive’s account was reduced to 1% higher than the monthly equivalent of the annual yield of the Moody’s corporate bond yield index for the preceding month. From the time that his employment with us ends until his benefit is paid, an executive’s account under the plan is credited with interest each month at the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month.
Executives are immediately 100% vested in their own contributions and in our reoccurring contributions credited to their account. We determine the vesting rate for any discretionary contributions credited to an executive’s account as well as for the interest related to these contributions. If an executive is terminated for cause, our compensation and management succession committee can decide whether the interest credited to the executive’s account with respect to his deferrals, our discretionary contributions and our reoccurring contributions are forfeited. The distribution of an executive’s plan benefit in the event of a change of control or other termination is described at “Potential Payments Upon Termination or Change of Control.”
Any deferrals made by an executive, our discretionary contributions, our reoccurring contributions credited to his account prior to January 1, 2005, and the related interest, are governed by a predecessor deferred compensation plan for executives that we adopted in 1987. An executive’s account under the 1987 plan is credited with interest each month at a rate that is 3% higher than the monthly equivalent of the annual yield of the Moody’s average corporate bond yield index for the preceding month, but otherwise the 1987 plan is similar to the 2005 plan in most respects.

In 2008, Rick Smith and Craig Carney each elected to defer some of their compensation. The following table presents information concerning nonqualified deferred compensation under both plans for each of the named executives:

	Executive	TriCo	Aggregate	Aggregate	Aggregate
	contributions	contributions	earnings in	withdrawals/	balance
	in 2008	in 2008	2008	distributions	at 12-31-08
Name	($) (1)	($)	($)(2)	($)	($)
Mr. Smith	24,000	0	18,662	0	218,644
Mr. Reddish	0	0	0	0	0
Mr. O’Sullivan	0	0	44,205	0	488,555
Mr. Hagstrom	0	0	28,919	0	319,608
Mr. Carney	3,874	0	15,756	0	176,138
Mr. Bailey	0	0	0	0	0

(1)	These amounts were included as salary paid to such officer in the summary compensation table on page 24.

(2)	The following amounts were included in the summary compensation table on page 24 as above-market rates earned under our executive nonqualified deferred compensation plan: Mr. Smith, $8,611; Mr. O’Sullivan, $20,066; Mr. Hagstrom, $13,127; and Mr. Carney, $7,174.
CEO Employment Agreement
We entered into an employment agreement with Richard Smith, our president and chief executive officer, which provides Mr. Smith with a base annual salary of $480,590 for 2009 with future increases as determined by the compensation and management succession committee. Mr. Smith is also eligible to receive an annual incentive bonus under the CEO Incentive Plan and stock options under our 2001 stock option plan. Mr. Smith’s employment agreement also provides that Mr. Smith shall receive 20 paid vacation days annually and a car allowance of $1,000 per month or use of an automobile owned or leased by TriCo, and reimbursement of other reasonable out-of-pocket expenses incurred in the performance of his duties. Mr. Smith is also eligible to participate in our 401(k) savings plan, our employee stock ownership plan, our executive deferred compensation plan and our supplemental executive retirement plan. Finally, Mr. Smith and his dependents receive disability, health, dental or other insurance plans available to all of our employees.
If Mr. Smith is terminated without cause not in connection with a change of control, then TriCo shall pay to Mr. Smith all amounts earned or accrued as salary and a pro rated amount of Mr. Smith’s minimum guaranteed annual bonus through the date of termination. In addition, TriCo shall pay through the then remaining term of the agreement the amount of salary that would be payable to Mr. Smith if his employment had not been terminated. The current term of Mr. Smith’s employment under the agreement is through March 20, 2010. The agreement is automatically extended for an additional year unless one party notifies the other party to the contrary 90 days prior to the renewal date. If Mr. Smith’s employment is terminated in various circumstances as described under “Potential Payments Upon Termination or Change of Control,” then Mr. Smith is entitled to receive the potential benefits described in that section.
Potential Payments Upon Termination or Change of Control
Change of Control Agreements. Each named executive has entered into an agreement with TriCo that provides him with benefits if TriCo experiences a change of control. If a change of control occurs and the executive’s employment is terminated other than for “cause” or the executive terminates his employment after a substantial and material negative change in his title, compensation or responsibilities within one year after such change of control, then such executive is entitled to receive a severance payment equal to twice the combined amount of his annual salary in effect at the time plus his most recent annual bonus, paid in 24 equal monthly installments; provided that the present value of those payments shall not be more than 299% of executive’s compensation as defined by section 280G of the Internal Revenue Code (“Section 280G”). The effect of this provision is that deductions for payments made under these agreements will not be disallowed due to Section 280G. All of our executives’ change of control agreements are currently scheduled to expire in August 2009, except for Mr. Smith’s agreement which will expire on March 20, 2010. However, each agreement will automatically renew for an additional one-year period unless terminated by either party 90 days prior to such anniversary date. In exchange for receiving the benefits under the agreement, each executive has agreed to keep confidential all of TriCo’s trade secrets.

A “change of control” as defined in our executives’ change of control agreements and Mr. Smith’s employment agreement generally occurs in connection with:
•	a person becoming the beneficial owner of 40% or more of our outstanding common stock,
•	the purchase of our common stock pursuant to a tender or exchange offer,
•	our shareholders’ approval of the merger of TriCo where TriCo is not the surviving corporation, the sale of all of our assets or TriCo’s dissolution, or
•	a replacement of at least a majority of our directors.
For “cause” as defined in these agreements means:
•	an employee’s dishonesty, disloyalty, willful misconduct, dereliction of duty or conviction of a felony or other crime the subject matter of which is related to his duties for TriCo,
•	an employee’s commission of an act of fraud or bad faith upon TriCo,
•	an employee’s willful misappropriation of any funds or property of TriCo, or
•	an employee’s willful continued and unreasonable failure to perform his duties or obligations.
2001 Stock Option Plan. Under our 2001 stock option plan, upon a change of control all outstanding options shall vest, become immediately exercisable and have all restrictions lifted. A “change of control” as defined under this plan generally means:
•	the acquisition of 50% or more of our outstanding voting securities,
•	a replacement of at least two-thirds of our directors, or
•	our shareholders’ approval of a merger, dissolution or sale of substantially all of our assets.
Upon termination of an executive’s employment or service, a participant will generally have 90 days following termination of employment or service to exercise any vested options. All options which are not exercised prior to 90 days after the date the executive ceases to serve as an employee of TriCo shall be forfeited. If an executive is terminated for cause, all right to exercise his vested options terminates on the date of the executive’s termination.
Nonqualified Deferred Compensation Plans. An executive’s plan benefit is generally payable upon his retirement, separation from employment or death. However, if an executive is terminated for cause, our compensation and management succession committee can determine in its discretion whether the interest credited to the executive’s account with respect to his deferrals and any contributions made by TriCo are forfeited. For “cause” as defined in this plan is generally the same as an “involuntary termination” under our supplemental executive retirement plan described below. An executive can also elect in advance to receive a distribution of his plan benefit in the event of a change of control. A “change of control” as defined under our 2005 deferred compensation plan generally means:
•	the acquisition of more than 50% of our outstanding stock,
•	the acquisition in 12 months or less of at least 35% of our stock,
•	the replacement in 12 months or less of a majority of our directors, or
•	the acquisition in 12 months or less of at least 40% of our assets.
In addition to any advance election to receive his benefit in the event of a change of control, the executive can make an advance election as to the time and form for his benefit distribution after his separation from employment. In all cases, other than a distribution to satisfy his severe financial hardship, the executive may elect to receive his benefit payments in a lump sum or in annual installments over 5, 10 or 15 years. An executive’s distribution election can be changed in advance of his retirement or other separation in accordance with Section 409A of the Internal Revenue Code. All distributions under the plan are subject to Section 409A of the Internal Revenue Code including, for example, the rule that an employee who is a “specified employee” may not receive a distribution of his benefit until at least 6 months following his separation.

Supplemental Executive Retirement Plans. Under our 2004 supplemental executive retirement plan, if, following a change of control, a participant retires after age 55, is terminated without cause or voluntarily terminates within 24 months, he is entitled to a supplemental retirement benefit. The monthly lifetime benefit is determined by a formula based on the executive’s highest average compensation, including salary and bonus, for 36 of the last 60 months of his employment and his years of service when he ceases employment. The executive is entitled to a supplemental retirement benefit under the plan without regard to the minimum number of years of service that would be required if his retirement or termination had occurred before the change of control. An executive’s benefit is reduced by the sum of his ESOP and social security benefits. In general, his monthly benefit payments begin on the first day of the month after his retirement or other termination from employment following a change of control without any reduction for payment of this benefit prior to age 62, as would be the case if he had retired or terminated before a change of control. See “Pension Benefits” for a description of benefits payable not in connection with a change of control. A “change of control” as defined under this plan is generally the same as under our executive change of control agreements. An involuntary termination with cause as defined in this plan generally means a termination due to:
•	gross negligence or gross neglect,
•	commission of a felony, misdemeanor or any other act involving moral turpitude, fraud or dishonesty which has a material adverse impact on TriCo,
•	willful and intentional disclosure, without authority, of any secret or confidential information that has a material adverse impact on TriCo, or
•	willful and intentional violation of the rules of any regulatory agency that has a material adverse impact on TriCo.
Joint Beneficiary Agreements. In 2003 we entered into joint beneficiary agreements with each of our executives named in the Summary Compensation Table other than Mr. Bailey. These agreements provide that Tri Counties Bank shall purchase a life insurance policy for the executive and the executive may designate beneficiaries to receive his share of the death proceeds. The value of the benefits received by the executive’s beneficiaries depends on the executive’s age at the time of death and whether the executive was eligible for benefits under our supplemental executive retirement plan.

Summary. The amounts listed in the following table are estimated maximum amounts that would have been payable to our executives upon termination of employment in certain circumstances if payment had occurred on December 31, 2008. The actual amounts payable can only be determined when an executive is terminated from TriCo and can be more or less than the amounts shown below, depending on the facts and circumstances actually prevailing at the time of the executive’s termination of employment. Our compensation and management succession committee may in its discretion revise, amend or add to the benefits if it deems advisable. Thus, the actual amounts payable in certain circumstances could be significantly greater or less than the estimated amounts shown in the table below.

								After
								change in
								control,
					Retirement			involuntary
		Involuntary		Involuntary	or			or good
		termination		termination	voluntary			reason
		for cause		not for	resignation	Death	Disability	termination
Name	Benefit	($)		cause ($)	($)	($)	($)	($)

Mr. Smith	Severance pay(1)	0		322,461	0	0	0	1,199,926
	Option vesting acceleration(2)	0		0	0	0	0	235,230
	Supplemental executive retirement plans(3)	0		1,111,172	1,111,172	0	1,111,172	1,111,172
	Deferred compensation plan(4)	156,000	(5)	218,644	218,644	218,644	218,644	218,644
	Joint beneficiary agreement(6)	0		0	0	5,291,750	0	0

	Total	156,000		1,652,277	1,329,816	5,510,394	1,329,816	2,764,972

Mr. Reddish	Severance pay(1)	0		0	0	0	0	670,780
	Option vesting acceleration(2)	0		0	0	0	0	129,715
	Supplemental executive retirement plans(3)	0		182,854	182,854	0	182,854	182,854
	Deferred compensation plan(4)	0		0	0	0	0	0
	Joint beneficiary agreement(6)	0		0	0	2,055,400	0	0

	Total	0		182,854	182,854	2.055,400	182,854	983,350

Mr. O’Sullivan	Severance pay(1)	0		0	0	0	0	626,310
	Option vesting acceleration(2)	0		0	0	0	0	125,514
	Supplemental executive retirement plans(3)	0		0	0	0	0	0
	Deferred compensation plan(4)	263,465		488,555	488,555	488,555	488,555	488,555
	Joint beneficiary agreement(6)	0		0	0	1,738,750	0	0

	Total	263,465		488,555	488,555	2,227,305	488,555	1,240,379

Mr. Hagstrom	Severance pay(1)	0		0	0	0	0	603,594
	Option vesting acceleration(2)	0		0	0	0	0	0
	Supplemental executive retirement plans(3)	0		1,529,269	1,529,269	0	1,529,269	1,529,269
	Deferred compensation plan(4)	214,408		319,608	319,608	319,608	319,608	319,608
	Joint beneficiary agreement(6)	0		0	0	889,050	0	0

	Total	214,408		1,848,877	1,848,877	1,208,658	1,848,877	2,452,471

							After
							change in
							control,
				Retirement			involuntary
		Involuntary	Involuntary	or			or good
		termination	termination	voluntary			reason
		for cause	not for	resignation	Death	Disability	termination
Name	Benefit	($)	cause ($)	($)	($)	($)	($)

Mr. Carney	Severance pay(1)	0	0	0	0	0	468,688
	Option vesting acceleration(2)	0	0	0	0	0	67,025
	Supplemental executive retirement plans(3)	0	121,394	0	0	140,070	140,070
	Deferred compensation plan(4)	112,242	176,138	176,138	176,138	176,138	176,138
	Joint beneficiary agreement(6)	0	0	0	1,561,790	0	0

	Total	112,242	297,532	176,138	1,737,928	316,208	851,921

Mr. Bailey	Severance pay(1)	0	0	0	0	0	486,650
	Option vesting acceleration(2)	0	0	0	0	0	149,910
	Supplemental executive retirement plans(3)	0	1,007	0	0	15,109	15,109
	Deferred compensation plan(4)	0	0	0	0	0	0
	Joint beneficiary agreement(6)	0	0	0	0	0	0

	Total	0	1,007	0	0	15,109	651,669

(1)	Payment based on salary as of December 31, 2008, and bonus paid in March 2008.

(2)	The value of accelerated stock option amounts represents the number of shares issuable upon the exercise of stock options for which vesting is accelerated multiplied by the difference between the market value on December 31, 2008, and the option exercise price. The closing price of our common stock on December 31, 2008, was $24.97 per share. Stock option vesting is accelerated following a change of control regardless of an executive’s termination of employment.

(3)	Represents an estimate of the present value of the accumulated benefit obligation under our supplemental executive retirement plans as of December 31, 2008, as adjusted to reflect the effect of vesting considerations in the termination situations indicated.

(4)	The value of the benefits under our deferred compensation plans assumed that the executive received a lump sum payment. Participants are fully vested in amounts deferred and interest earned on such deferrals.

(5)	We assumed that our compensation and management succession committee determined that the executive forfeited interest on his deferrals and any contributions made by TriCo.

(6)	Represents the lesser of the difference between death benefit and the cash value of the executive’s life insurance policies and the amount specified in the joint beneficiary agreement.
Regardless of the manner of which an executive’s employment terminates, he is also generally entitled to receive amounts earned during his term of employment. Such amounts include:
•	salary earned,
•	annual incentive bonus compensation earned,
•	gain on exercise of vested stock options granted pursuant to our stock option plan,
•	amounts contributed under our 401(k) savings plan and our ESOP,
•	unused vacation pay, and
•	benefits under the long-term care insurance.
Disclosure Concerning Section 162(m)
Options granted under our 2001 stock option plan may not meet these requirements and it is therefore possible that an executive officer’s exercise of such options, either alone or combined with other compensation, could cause his annual compensation to exceed 162(m)’s limit for deductibility. Otherwise, based on current levels of compensation, no executive is expected to receive compensation for 2009 services that would be non-deductible under Section 162(m) of the Internal Revenue Code. TriCo’s policy is to generally to qualify compensation paid to executive officers for deductibility under the Internal Revenue Code including Section 162(m), but reserves the right to pay compensation that is not deductible.

2009 EQUITY INCENTIVE PLAN
Approval of the 2009 Equity Incentive Plan
At the meeting, shareholders will be asked to approve the TriCo Bancshares 2009 Equity Incentive Plan.
Background
The Board of Directors adopted the 2009 Plan on March 26, 2009 and now seeks shareholder approval at the meeting. A key objective of the 2009 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees, directors and consultants. The 2001 stock option plan permits TriCo to grant only stock options. If approved by shareholders, the 2009 Plan would allow TriCo to issue other types of equity-based incentives, such as stock appreciation rights, restricted stock awards, stock grants and qualified performance awards in addition to stock options (collectively, “Awards”). The 2009 Plan would also allow participants greater flexibility in the manner by which they pay the exercise price for their stock options. In addition, TriCo may not be entitled to income tax deductions for compensation expenses related to stock options issued under the 1995 and 2001 stock option plans in some circumstances. The 2009 Plan is designed to ensure that such deductions will be available to the extent permitted under Section 162(m) of the Internal Revenue Code.
As of March 31, 2009, there were options for 1,286,588 shares outstanding under the 2001 stock option plan and an additional 128,140 more available for grant; and 85,000 shares outstanding under the 1995 stock option plan with no additional shares available for grant. However, if shareholders approve the 2009 Plan, TriCo will not grant any additional options under the 2001 stock option plan.
We referred to the guidelines of certain shareholder advisory services in adopting the features of the 2009 Plan, including the number of shares available for Awards.
Principal Reasons for the 2009 Plan
Historically, TriCo has issued incentive stock options and non-qualified stock options to its employees, directors and consultants. Because stock options are now required to be expensed under Financial Accounting Standards No. 123 (revised 2004), other forms of equity incentives may be more advantageous to TriCo and its shareholders. The 2009 Plan allows TriCo to grant several different types of equity awards in addition to stock options. In addition, allowing employees, directors and consultants to pay the exercise price for a stock option in several different ways will provide TriCo and plan participants with greater flexibility.
The Board of Directors has determined that the 2009 Plan is necessary and appropriate to give TriCo flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to TriCo’s success, and (iv) align the interests of 2009 Plan participants with those of TriCo’s shareholders. In addition, the Board of Directors believes that a robust equity compensation program is necessary to provide TriCo with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow TriCo’s business.
Without the ability to grant equity-based awards for these purposes, TriCo may not remain competitive for qualified non-employee directors, executives and skilled employees and consultants in the banking industry, particularly against similar companies vying for a limited talent pool. The provisions of the 2009 Plan are summarized below. As described below, the 2009 Plan provides for automatic grants of stock options to outside directors, but otherwise there has been no determination with respect to future awards under the 2009 Plan as of the date of this proxy statement.

Summary of the 2009 Plan
The following description of certain features of the 2009 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2009 Plan that is attached to this proxy statement as Appendix A.
Administration. The 2009 Plan will be administered by the Board or an authorized committee of the Board. The Board may at any time exercise any of the powers and responsibilities assigned to a committee under the 2009 Plan. Subject to the provisions of the 2009 Plan, the Board or an authorized committee will have complete authority to make all determination with respect to awards to be granted, including the form of Award and the recipient of the Award. Subject to the provisions of the 2009 Plan, the Board or an authorized committee will have complete authority to interpret the 2009 Plan, to prescribe, amend and rescind rules and regulations relating to the 2009 Plan, to determine the terms and provisions of any agreements concerning the terms of an Award, and to make all other determinations necessary or advisable for the administration of the 2009 Plan. All decisions, interpretations and other actions of the Committee will be final and binding. The 2009 Plan expires in 2019.
It is the current policy of the Board of Directors that all equity incentive awards be approved by the compensation and management succession committee. Accordingly, although this description of the 2009 Plan refers to the Board, we anticipate that the Board’s responsibilities under the 2009 Plan will be carried out by the compensation and management succession committee, consistent with the Board’s policy.
Participants. Employees, officers, directors and consultants of TriCo or its subsidiaries are eligible for Awards under the 2009 Plan. The Board or an authorized committee determines which individuals will receive Awards, as well as the number and composition of each Award.
Grants to non-employee directors. The 2009 Plan provides that TriCo may grant to each outside (i.e., non-employee) director a stock option for 20,000 shares of common stock when first elected to the Board and an additional stock option for 4,000 shares each year when re-elected to the Board. In addition, each outside director who is appointed as Chairman of the Board or as Chairman of the Audit Committee may receive an additional stock option for 1,000 shares. The exercise price for these options will be the fair market value on the date of grant and the options will vest as determined by the Board. Under the 2009 Plan, outside directors are eligible to receive other Awards, but TriCo has no current plans to grant any such awards to the outside directors.
Awards. Awards under the 2009 Plan may consist of a single type or any combination of the types of Awards permissible under the 2009 Plan. The Board or an authorized committee may determine the types, sizes and terms of Awards based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, the participant’s potential contributions to TriCo’s success, and other factors. No participant may receive Awards for more than 65,000 shares of common stock during any year.
The 2009 Plan provides for the following types of Awards:
• Stock Options. TriCo may grant stock options under the 2009 Plan, including options which are qualified as incentive stock options as defined under Section 422 of the Internal Revenue Code (the “Code”) and nonqualified stock options. Options will not be exercisable at a price that is less than 100% of the fair market value of TriCo’s common stock on the date of grant or, if the optionee holds at least 10% of the voting power of all classes of TriCo’s stock, 110% of fair market value with respect to incentive stock options. The term of options will generally be ten years, except that incentive stock options granted to any 10% shareholders will have a term of no more than five years. Options will vest and become exercisable as determined by the Board at the time of grant.
Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, or the Board may (i) allow the participant to make payment by tendering shares of TriCo’s common stock having a fair market value equal to the exercise price, (ii) in appropriate circumstances, allow broker-assisted cashless exercises under which TriCo issues shares on exercise of the option and is paid the purchase price from the sale of the shares by the optionee’s broker, (iii) withhold shares on option exercise in payment of the exercise price and tax withholding; or (iv) if permitted by law, other forms of consideration that the Board approves.

Options continue to be exercisable for up to three months after a participant’s association with TriCo terminates due to death or disability or other reasons. This period may be extended during any period during which the participant’s exercise of the Award would violate the law or otherwise at the Board’s discretion.
• Stock Appreciation Rights. Under the 2009 Plan, stock appreciation rights or “SARs” may be settled in common stock or cash and must be granted with an exercise price not less than 100% of fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive cash or a number of shares of common stock equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, if a participant is granted 100 SARs with an exercise price of $10 and the SARs are later exercised when the fair market value of the underlying shares is $20 per share, the participant would be entitled to receive 50 Shares [(($20 — $10) x 100) / $20], or $1,000 in cash (($20 — $10) x 100). Because of adverse accounting consequences of an SAR settled in cash, TriCo expects that most SARs will provide for settlement in shares of common stock.
• Restricted Stock. A restricted stock award is the grant of shares of TriCo’s common stock, exercisable currently at a price determined by the Board (including zero), that is subject to forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals specified by the Board. During the period of restriction, participants holding restricted stock may, if permitted by the Board, have full voting and dividend rights. The restrictions lapse in accordance with a schedule or other conditions determined by the Board.
• Stock Grants. A stock grant is an award of shares of common stock without restriction. Stock grants may be made in certain circumstances to reward special performance or for other reasons.
• Performance-based awards. Grants of performance-based awards under the 2009 Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year to the extent the compensation paid to a covered employee exceeds $1,000,000 unless the plan contains certain features that qualify the compensation as “performance-based compensation.” Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m), covered employees and those who may become covered employees are most likely to receive performance-based awards. “Covered employees” means TriCo’s Chief Executive Officer, its Chief Financial Officer and any of its other three highest compensated officers.
Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals for the period are satisfied. The performance goals and period are set by a committee composed of two or more independent directors, such as the compensation and management succession committee. These pre-established performance goals must be based on one or more of the following performance criteria which are set forth in Section 2(ff) of the 2009 Plan: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) return on capital employed; (x) operating margin (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) net operating income; (xv) net operating income after tax; (xvi) pre- and after-tax income; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) revenue; (xx) revenue growth; (xxi) expenses; (xxii) improvement in or attainment of expense levels; (xxiii) improvement in or attainment of working capital levels; (xxiv) economic value added; (xxv) market share; (xxvi) cash flow; (xxvii) cash flow per share; (xxviii) economic value added (or an equivalent metric); (xxix) share price performance; (xxx) debt reduction; and (xxxi) other measures of performance selected by the committee. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and may be calculated in any manner chosen by the committee. With regard to a particular performance period, the committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the committee may reduce or eliminate (but not increase) the award. Generally, a participant would have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period. If the shareholders approve the 2009 Plan, they will also be approving the performance criteria set forth above. The committee is authorized at any time during the time period permitted by Section 162(m) of the Code (generally, prior to the 90th day of a Performance Period), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting TriCo, or the financial statements of TriCo, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the committee’s assessment of the business strategy of TriCo, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by TriCo achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of TriCo by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.
Shares reserved for issuance. Subject to certain adjustments, the maximum aggregate number of shares of TriCo’s common stock which may be issued pursuant to or subject to Awards is 650,000. The number of shares available for issuance under the 2009 Plan shall be reduced by: (i) one share for each share of common stock issued pursuant to a stock option or a Stock Appreciation Right and (ii) two shares for each share of common stock issued pursuant to a Performance Award, a Restricted Stock Award or a Restricted Stock Unit Award. When Awards made under the 2009 Plan expire or are forfeited or cancelled, the underlying shares will become available for future Awards under the 2009 Plan. To the extent that a share of common stock pursuant to an Award that counted as two shares again becomes available for issuance under the 2009 Plan, the number of shares of common stock available for issuance under the 2009 Plan will increase by two shares. Shares awarded and delivered under the 2009 Plan may be authorized but unissued, or reacquired shares.
Acceleration of vesting. The Board has the authority to accelerate the vesting and exercisability of Awards. In addition, an Award held by a participant whose service has not terminated prior to a change in control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the agreement for such Award or as may be provided in any other written agreement between TriCo or any affiliate and the participant. In the absence of such an acceleration provision, however, no acceleration will occur.
Limitation of rights. Participants in the 2009 Plan will not be deemed for any purpose to be shareholders of TriCo with respect to any of the shares of stock subject to an Award unless and until the participant has satisfied all requirements for exercise. However, the Board may allow holders of restricted stock to exercise voting rights and receive dividends during the restricted period.
Amendment and termination. The Board may terminate, amend or modify the 2009 Plan at any time, with shareholder approval to the extent necessary to satisfy the requirements of Section 422 of the Code. The Board may also choose to seek shareholder for an amendment for any other reason, such as to comply with any applicable law or the listing standards of any market where TriCo’s securities trade. TriCo may not make any grants under the 2009 Plan after the tenth anniversary of the date it was adopted by the Board of Directors. Awards outstanding at the time the 2009 Plan is amended or terminated will continue in existence, and the terms of the 2009 Plan will continue to apply to them, until the awards are exercised, cancelled or forfeited.

Tax effect on TriCo. TriCo will generally will be entitled to a tax deduction in connection with an option or award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the named executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, TriCo can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include shareholder approval of the 2009 Plan and performance criteria under the 2009 Plan, setting individual annual limits on each type of award, and certain other requirements. The 2009 Plan has been designed to permit the an Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting TriCo to receive a federal income tax deduction in connection with such awards if TriCo should make them.
Tax withholding. TriCo has the right to deduct or withhold or require a participant to remit to TriCo an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.
Effect of termination, death, or disability. If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for any reason, vesting of incentive stock options, nonqualified stock options and SARs generally will stop as of the effective termination date. Participants generally have three months from their termination date to exercise vested unexercised options and SARs before they expire. Longer post-termination exercise periods could apply in the event the termination of employment or cessation of service results from death or disability.
Nontransferability of Awards. Awards granted under the 2009 Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime. The Board may, however, at or after the grant of an Award of a nonstatutory stock option, or shares of restricted stock, provide that such Award may be transferred by the participant to a family member or family trust; provided that the transfer is without payment of any consideration and is only made after receiving the Committee’s approval. Shares acquired pursuant to a stock grant or a grant of restricted stock as to which all restrictions have lapsed are not subject to this restriction.
Shareholder approval. Approval of the 2009 Plan requires the affirmative vote of a majority of the shares represented and voting at the meeting, which shares also constitute a majority of the required quorum.
Certain adjustments. The number of shares under and pricing of outstanding Awards will be proportionately adjusted for any increase or decrease in the number of TriCo’s issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease as determined by the Board and without shareholder approval. In addition, if there is a change of control of TriCo, a successor corporation may assume all or some of the outstanding Awards or issue new awards covering the stock of the successor corporation as substitutes for outstanding Awards, with appropriate adjustments as to the number and kind of shares and prices.
U.S. Federal Income Tax Consequences
Option Grants. Options granted under the 2009 Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Code or nonqualified stock options which are not intended to meet those requirements. The federal income tax treatment for nonqualified stock options and incentive stock options is summarized below.
Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Generally, the optionee will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. TriCo and the optionee are required to satisfy the tax withholding requirements applicable to that income, unless the optionee is a nonemployee director, in which case tax withholding is not required. TriCo will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to exercised nonqualified stock options.

Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option. Generally, the optionee will not recognize ordinary income in the year in which the option is exercised although the optionee’s gain from exercise may be subject to alternative minimum tax. If the optionee sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, then the sale is treated as a disqualifying disposition and the optionee will be taxed in the year of disposition on the gain from exercise, but not exceeding the gain from disposition, as ordinary income and the balance of the gain from disposition, if any, as short-term or long-term capital gain. TriCo will be entitled to an income tax deduction that equals the amount of the optionee’s compensatory ordinary income. If the optionee does not make a disqualifying disposition, then TriCo will not be entitled to a tax deduction.
Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised. The amount of ordinary income will be equal to the cash payment upon exercise or the fair market value of the common stock received. TriCo and the participant are required to satisfy the applicable tax withholding requirements, unless the participant is a nonemployee director, in which case, tax withholding is not required. TriCo will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised SARs.
Restricted Shares. The tax principles applicable to the issuance of restricted shares under the 2009 Plan will be substantially the same as those summarized above for the exercise of nonqualified option grants in that they are both governed by Section 83 of the Code. Generally, when the restriction lapses, the grantee will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares. Alternatively, at the time of the grant, the grantee may elect under Section 83(b) of the Code to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the Section 83(b) election is made, the grantee will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. TriCo will be entitled to an income tax deduction equal to the ordinary income recognized by the grantee in the year in which the grantee recognizes such income. Income tax withholding would be required.
Stock Grants. Stock grants in the nature of shares of TriCo’s common stock will generally be taxable as ordinary income equal to the aggregate of their fair market value when the grant is not subject to a substantial risk of forfeiture. TriCo would generally be entitled to a deduction for the amount included in the recipient’s income. Income tax withholding would be required.
Performance-based Awards. The grant of performance based Award will not result in income to the recipient. Upon the receipt of shares or cash under a performance based award, the recipient would recognize ordinary income and TriCo would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.
The maximum number of shares for Awards intended to qualify as “performance based compensation” is 65,000 shares of Common Stock to any employee participant during any calendar year, which would have a value of $1,088,100 based on the closing price of our Common Stock on Nasdaq as of March 31, 2009, which was $16.74 per share.
Deductibility of executive compensation. TriCo anticipates that any compensation deemed paid by TriCo in connection with the exercise of both incentive stock options and nonqualified stock options granted under the 2009 Plan will not be subject to the Code Section 162(m) $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of TriCo.
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2009 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2009 Plan. TriCo suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Securities Authorized For Issuance Under Equity Compensation Plans
The information in the following table is provided as of the end of the fiscal year ended December 31, 2008 with respect to compensation plans (including individual compensation arrangements) under which equity securities are issuable:

	(a)	(b)	(c)
No. of securities
remaining available for
future issuance under
	No. of securities to be	Weighted average	equity compensation
	issued upon exercise of	exercise price of	plans (excluding
	outstanding option,	outstanding option,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))(1)

Equity compensation plans approved by securities holders	1,489,801	$14.77	148,140
Equity compensation plans not approved by security holders	—	—	—
Total	1,489,801	$14.77	148,140

(1)	Includes 148,140 shares available for grant under the 2001 stock option plan, which will no longer be available for grant after shareholders approval the 2009 Plan. The table above does not reflect options to acquire 20,000 shares granted in March 2009 and 53,213 options exercised in January and February 2009.

REPORT OF THE AUDIT COMMITTEE
To Our Shareholders:
The Board has affirmatively determined that all members of TriCo’s audit committee are independent directors as defined in Nasdaq Rule 4200(a)(15) and the special standards established by the Securities and Exchange Commission. The committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of TriCo’s accounting, the system of internal controls established by management, auditing and reporting practices. The responsibilities of the committee are described at “Corporate Governance, Board Nomination and Board Committees—Board Committees” and are set forth in its charter, a copy of which can be found on our website.
Management is responsible for internal controls and the financial reporting process, including the system of internal controls. Moss Adams, LLP, our principal independent auditor in 2008, was responsible for expressing an opinion on the conformity of TriCo’s audited consolidated financial statements with generally accepted accounting principles. The audit committee monitors these processes and reports its findings to the full Board. The committee has reviewed and discussed TriCo’s audited consolidated financial statements with management and Moss Adams. The committee has also discussed with Moss Adams the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (communication with audit committees).
The audit committee has reviewed and implemented the provisions of the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the Nasdaq listing standards. The committee may also engage independent legal counsel to review assets and make recommendations on procedures required by the Sarbanes-Oxley Act. At one of its regular meetings in 2008, the committee met privately in executive session with Moss Adams, TriCo’s chief executive officer and the director of the internal audit department to review:
•	overall audit scope and plans,
•	results of internal and external audit examinations,
•	TriCo’s audited consolidated financial statements,
•	management’s discussion and analysis of financial condition and results of operations contained in TriCo’s quarterly and annual reports,
•	evaluations of TriCo’s internal controls by Moss Adams, and
•	quality of TriCo’s financial reporting.
The audit committee considered the need to ensure the independence of TriCo’s accountants while recognizing that in certain situations Moss Adams may possess the expertise and be in the best position to advise TriCo on issues other than accounting and auditing. All audit services and fees payable to our principal independent auditor for audit services must be pre-approved by the committee. The committee’s charter requires that any other services, including any permitted non-audit services, must also be pre-approved by the committee. The committee then communicates its approval to management. All audit and non-audit services performed by Moss Adams during 2008 were pre-approved by the committee.

The committee received from Moss Adams the written disclosures and the letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the committee discussed with Moss Adams their independence. The audit committee has considered the effect that provision of the services described under “tax fees” and “all other fees” at “Principal Independent Auditor” may have on the independence of Moss Adams. These fees amounted to 8% of the total fees that we paid to Moss Adams in 2008 as indicated on page 46. The committee approved these services and determined that those services were compatible with maintaining the independence of Moss Adams as TriCo’s principal auditor in 2008.
Based on the audit committee’s review and discussions with management and Moss Adams referenced in this report, the audit committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in TriCo’s annual report on Form 10-K for the year ending December 31, 2008, for filing with the Securities and Exchange Commission.
Respectfully submitted:
Donald J. Amaral (Chairman)
William J. Casey
John S. A. Hasbrook
Steve G. Nettleton
Alex A. Vereschagin, Jr.

PRINCIPAL INDEPENDENT AUDITOR
Change in Auditor
On March 15, 2007, our audit committee dismissed our principal independent auditor, KPMG, LLP and engaged the services of Moss Adams LLP as our new principal independent auditor for the year ended December 31, 2007. During the years ended December 31, 2005 and 2006, and the following interim period through March 15, 2007, we did not consult with Moss Adams regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
During the years ended December 31, 2005 and 2006, and the following interim period through March 15, 2007, there were no disagreements between TriCo and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods. Also, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years ended December 31, 2005 and 2006 or within the following interim period through March 15, 2007.
The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2005 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We requested KPMG to furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the above statements. A copy of that letter was filed with the Commission on a Form 8-K filed on March 21, 2007.
Audit Fees, Audit-related Fees, Tax Fees and All Other Fees
Moss Adams audited our financial statements for the years ending December 31, 2007 and 2008. The following table shows all of the fees we paid to Moss Adams during those years.

	2008	2007

Audit fees(1)	$383,484	$190,642
Audit-related fees(2)	32,694	35,439
Tax fees	0	0
All other fees	0	0

Total	$416,178	$226,081

In addition to the foregoing, we paid KPMG $45,550 for tax fees and $10,000 for other fees in 2008 and $178,050 for audit fees and $39,375 for tax fees in 2007, but KPMG was not our principal independent accountant for those years.

(1)	For auditing our annual consolidated financial statements and our interim financial statements in our reports filed with the Securities and Exchange Commission and auditing our internal controls over financial reporting and management’s assessments of those controls.

(2)	For accounting and auditing consultation services, audits of our employee benefit plans, assistance with registration statements filed with the Securities and Exchange Commission and audits of separate subsidiary financial statements.

OTHER INFORMATION
Financial Materials
Shareholders may request free copies of our financial materials (annual report, Form 10-K and proxy statement) from TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attention: Corporate Secretary. These materials may also be accessed on our website at www.tricountiesbank.com under “investor information.”
Section 16(a) Beneficial Ownership Reporting Compliance
Our directors, executive officers and some other shareholders are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission and Nasdaq. To the best of our knowledge, all required filings in 2008 were properly made in a timely fashion, except that Mr. Chrysler III was inadvertently late in filing one report disclosing the initial grant of stock options. In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the Commission.
Contact the Board
Shareholders may direct questions to the independent lead director by sending an e-mail to leaddirector@tricountiesbank.com. All communications required by law or regulation to be relayed to the Board will be promptly delivered to the lead director. The lead director monitors these messages and replies appropriately. The lead director for 2009 is Mr. Casey. We also encourage shareholders to attend the annual meeting to ask questions of directors concerning TriCo.
Employees and others may confidentially or anonymously report potential violations of laws, rules, regulation or our code of business conduct, including questionable accounting or auditing practices, by calling our hotline at (866) 519-1882. Employee comments will be promptly delivered to the chairman of the audit committee, Mr. Amaral.

APPENDIX A — 2009 EQUITY INCENTIVE PLAN
TRICO BANCSHARES
2009 EQUITY INCENTIVE PLAN
1. Purposes.
(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates; provided, however, that notwithstanding the foregoing, the Employees, Directors and Consultants of a Parent shall not be eligible to receive any Stock Awards under the Plan.
(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Performance Awards, (iv) Restricted Stock, (v) Restricted Stock Unit Awards, and (vi) Stock Appreciation Rights.
(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
(d) Establishment. This is a completely new Plan for the Company. The Company shall submit this new Plan for shareholder approval and shall also seek shareholder approval to extend the term of the Plan to the day before the tenth (10th) anniversary of the date the new Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier, unless sooner terminated by the Board.
2. Definitions.
(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(b) “Board” means the Board of Directors of the Company.
(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).
(d) “Change in Control” A “Change in Control” means the occurrence of any of the following events with respect to the Company:
(i) Merger: A merger into or consolidation with another corporation, or merger of another corporation into the Company or any Subsidiary, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were shareholders of the Company or any Subsidiary immediately before the merger or consolidation;
(ii) Acquisition of Significant Share Ownership: One person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company or any Subsidiary (this constitutes acquisition of “Effective Control”). No Change in Control shall occur if additional voting shares are acquired by a person or persons who possessed Effective Control prior to acquiring additional shares. This subpart (b) shall not apply to beneficial ownership of voting shares held in a fiduciary capacity by an entity of which the Company or any Subsidiary directly or indirectly beneficially owns 50% or more of the outstanding voting securities, or voting shares held by an employee benefit plan maintained for the benefit of the Company’s or any Subsidiary’s employees.

(iii) Change in Board Composition: A majority of the members of the Board of Directors of the Company or any Subsidiary is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company or any Subsidiary before the date of the appointment or election. This subparagraph shall only apply with respect to the Company if no other corporation is a majority shareholder of the Company.
Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
(e) “Common Stock” means the common stock of the Company.
(f) “Code” means the Internal Revenue Code of 1986, as amended.
(g) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).
(h) “Company” means TriCo Bancshares, a California corporation.
(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. Notwithstanding the foregoing or anything in the Plan to the contrary, unless (i) otherwise provided in a Stock Award Agreement or (ii) following the date of grant of a Stock Award, determined otherwise by the Board with respect to any Participant who is then an officer of the Company within the meaning of Section 16 of the Exchange Act or by the chief executive officer of the Company with respect to any other Participant, in the event that a Participant terminates his or her service with the Company or an Affiliate as an Employee, the Participant shall cease vesting in any of his or her Stock Awards as of such date of termination, regardless of whether the Participant continues his or her service in the capacity of a Director or Consultant without interruption or termination. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.
(m) “Director” means a member of the Board of Directors of the Company.
(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(p) “Entity” means a corporation, partnership or other entity.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company.
(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii) if the Common Stock is publicly traded but not listed or traded on any of the markets or exchanges described in subsection (i), the Fair Market Value of a share of Common Stock shall be the average of the closing bid and asked prices on such date as reported in The Wall Street Journal or such other source as the Board deems reliable.
(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined by the Board based upon an independent appraisal in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.
(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(cc) “Parent” means any parent corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(e) of the Code.
(dd) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ee) “Performance Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
(ff) “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) return on capital employed; (x) operating margin (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) net operating income; (xv) net operating income after tax; (xvi) pre- and after-tax income; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) revenue; (xx) revenue growth; (xxi) expenses; (xxii) improvement in or attainment of expense levels; (xxiii) improvement in or attainment of working capital levels; (xxiv) economic value added; (xxv) market share; (xxvi) cash flow; (xxvii) cash flow per share; (xxviii) economic value added (or an equivalent metric); (xxix) share price performance; (xxx) debt reduction; and (xxxi) other measures of performance selected by the Committee. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Committee shall, within the time period required by Section 162(m) of the Code (generally, the first 90 days of the Performance Period), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(gg) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the time period permitted by Section 162(m) of the Code (generally, prior to the 90th day of a Performance Period), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated transactions and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(hh) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.
(ii) “Plan” means this TriCo Bancshares 2009 Equity Incentive Plan.
(jj) “Restricted Stock” means a grant or sale of shares of Common Stock to a Participant subject to a Risk of Forfeiture.
(kk) “Restricted Stock Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(ll) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).
(mm) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(nn) “Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, because of the occurrence or non-occurrence of specified events or conditions.
(oo) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(pp) “Securities Act” means the Securities Act of 1933, as amended.
(qq) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).
(rr) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(ss) “Stock Award” means any right granted under the Plan, including an Option, a Performance Award, Restricted Stock, a Restricted Stock Unit Award, and a Stock Appreciation Right.
(tt) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(uu) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(vv) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates. Whether a person is a Ten Percent Shareholder shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.
3. Administration.
(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).
(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii) To amend the Plan or a Stock Award as provided in Section 12.
(iv) To terminate or suspend the Plan as provided in Section 13.
(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(c) Delegation to Committee.
(i) General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee shall consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4. Shares Subject to the Plan.
(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 650,000 shares of Common Stock. Effective as of May 19, 2009, subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Option granted under Section 6 or a Stock Appreciation Right granted under Section 7(d); and (ii) two (2) shares for each share of Common Stock issued pursuant to a Performance Award under Section 7(a), a Restricted Stock award under Section 7(b), or a Restricted Stock Unit Award under Section 7(c). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08 or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. Shares are available for subsequent issuance if any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Common Stock not acquired, forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be 650,000 shares of Common Stock.
To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as two (2) shares against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by two (2) shares.
(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5. Eligibility.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Notwithstanding the foregoing or any provision in the Plan to the contrary, Employees, Directors and Consultants of a Parent shall not be eligible to receive any Stock Awards under the Plan.
(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards covering more than 65,000 shares of Common Stock during any calendar year.
(d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.
6. Option Provisions.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.
(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:
(i) by cash, check, bank draft or money order payable to the Company;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (“Cashless Exercise”);
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board.
Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.
(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date three (3) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
(k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date three (3) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(l) Option Grants to Outside Directors. Notwithstanding the above, grants to Outside Directors shall only be eligible to receive Nonstatutory Options granted consistent with the following provisions:
(i) Grant Upon Election of a New Director to the Board. A new Director to the Board may receive Nonstatutory Options for 20,000 Shares upon his or her election to the Board. These Nonstatutory Options shall become exercisable as determined by the Committee.
(ii) Grant Upon Re-election of a Director to the Board. Beginning with the 2009 annual meeting of the Company’s shareholders and continuing for each year through the 2018 annual meeting of the Company’s shareholders, a Director who is re-elected to the Board may receive Nonstatutory Options for 4,000 Shares upon his or her re-election to the Board. These Nonstatutory Options shall become exercisable as determined by the Committee.
(iii) Grants to Board Chairmen. Beginning with the 2009 annual meeting of the Company’s shareholders and continuing for each year through the 2018 annual meeting of the Company’s shareholders, each Director who is appointed as Chairman of the Board or as Chairman of the Audit Committee may receive Nonstatutory Options for 1,000 Shares upon his or her appointment, in addition to any other Nonstatutory Options granted pursuant to this Section 6(l). These Nonstatutory Options shall become exercisable as determined by the Committee.
(iv) Option Price. The Option Price for all Nonstatutory Options granted to Directors pursuant to this Section 6(l) shall be the Fair Market Value on the date of grant.
(v) Forfeiture of Options. Any Nonstatutory Option granted to a Director pursuant to this Section 6(l) that has not become exercisable when a Director ceases to serve as a Director, or in the position for which such Nonstatutory Option was granted, shall be forfeited.
(vi) Other Options to Directors. The Board may also grant other Nonstatutory Options to Directors pursuant to the terms of the Plan. With respect to such Nonstatutory Options, all references in the Plan to the Committee shall be deemed to be references to the Board.

7. Provisions of Stock Awards other than Options.
(a) Performance Awards. Each Performance Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Award agreements may change from time to time, and the terms and conditions of separate Performance Award agreements need not be identical, but each Performance Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Performance Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.
(ii) Vesting. Shares of Common Stock awarded under the Performance Award agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Performance Grants. A Performance Award may be granted or may vest based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both; provided, however, a Performance Award granted to a Covered Employee or to an Employee who might become a Covered Employee may not vest solely based upon Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee.
(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Award agreement.
(v) Transferability. Rights to acquire shares of Common Stock under the Performance Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Award agreement remains subject to the terms of the Performance Award agreement.
(b) Restricted Stock Awards. Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(ii) Vesting. Shares of Common Stock acquired under the Restricted Stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (iv) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Any stock certificate shall be registered in the name of such Participant and, if applicable, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award in substantially the following form:
The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the TriCo Bancshares 2009 Equity Incentive Plan and a Restricted Stock Agreement entered into by the registered owner and TriCo Bancshares. Copies of such Plan and Agreement are on file in the offices of TriCo Bancshares.

(iv) Escrow of Shares. The Company may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(v) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock purchase agreement.
(vi) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock purchase agreement remains subject to the terms of the Restricted Stock purchase agreement.
(vii) Rights Pending Lapse of Restrictions. Except as otherwise provided in the Plan or the applicable Restricted Stock purchase agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a shareholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock.
(viii) Lapse of Restrictions. If an when the Risk of Forfeiture lapses without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not previously delivered.
(c) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.
(d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.
(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.
(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.
(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right must be exercised and paid in accordance with a fixed pre-determined schedule.

8. Covenants of the Company.
(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
9. Use of Proceeds from Stock.
Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
10. Miscellaneous.
(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(c) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of any Stock Award Agreement.
(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.
11. Adjustments upon Changes in Stock.
(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.
(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. In the event that any surviving corporation or acquiring corporation does not assume any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then unless otherwise provided by the Board, any outstanding Stock Awards that have been neither assumed nor substituted may be exercised (to the extent vested) prior to the effective time of the Corporate Transaction, and any such Stock Awards shall terminate if not exercised prior to the effective time of the Corporate Transaction.
(d) Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.
12. Amendment of the Plan and Stock Awards.
(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b) Shareholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees. In addition, the Company shall submit the Plan and the Performance Goals for reapproval by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Performance Goals.
(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.”
13. Termination or Suspension of the Plan.
(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
14. Effective Date of Plan.
The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
15. Choice of Law.
The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	* EXCEPTIONS
	ALL	FOR ALL
1. To elect as directors the following twelve nominees:	☐	☐	☐

01 William J. Casey	07 Donald E. Murphy
02 Donald J. Amaral	08 Steve G. Nettleton
03 L. Gage Chrysler III	09 Richard P. Smith
04 Craig S. Compton	10 Carroll R. Taresh
05 John S.A. Hasbrook	11 Alex A. Vereschagin, Jr.
06 Michael W. Koehnen	12 W. Virginia Walker
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN
ITEM 2 –	TO APPROVE THE TRICO BANCSHARES 2009 EQUITY INCENTIVE PLAN.	☐	☐	☐

ITEM 3 –	TO APPROVE THE PROPOSAL TO RATIFY THE SELECTION OF MOSS ADAMS, LLP AS THE PRINCIPAL INDEPENDENT AUDITOR OF THE COMPANY FOR 2009.	☐	☐	☐

ITEM 4 –	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES NAMED ABOVE IN PROPOSAL 1 AND “FOR” ITEMS 2 AND 3. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE NOMINEES LISTED, “FOR” APPROVAL OF THE TRICO BANCSHARES 2009 EQUITY INCENTIVE PLAN AND “FOR” THE SELECTION OF MOSS ADAMS, LLP AS THE PRINCIPAL INDEPENDENT AUDITOR FOR THE COMPANY FOR 2009. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

    TRICO BANCSHARES

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/tcbk

INTERNET
http://www.proxyvoting.com/tcbk
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have
your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY
TRICO BANCSHARES
Annual Meeting of Stockholders — May 19, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Richard P. Smith and Richard O’Sullivan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of TriCo Bancshares Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 19, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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